STOCK PURCHASE AGREEMENT


                                      among

                      VIASOFT, INC., a Delaware Corporation


                                       and

    LfA-Gesellschaft fur Vermogensverwaltung mbH (LfA-GV), a German Limited
                               Liability Company

                                       and

                        Werner Dreesbach, an individual,

                                       and

                         Elga Dreesbach, an individual,

                                       and

                        Christoph Rottger, an individual,

                                       and

                         Valerie Rottger, an individual,


                                November 11, 1996

                            STOCK PURCHASE AGREEMENT

         This Agreement is entered into as of November 11, 1996, by and among VIASOFT, INC., a Delaware corporation (the "Buyer"), Werner Dreesbach, an individual and citizen of Germany, Elga Dreesbach, an individual and citizen of Germany, Christoph Rottger, an individual and citizen of Germany, and Valerie
Rottger, an individual and citizen of Germany (collectively the "Individual Sellers"), and LfA-Gesellschaft fur Vermogensverwaltung mbH (LfA-GV), a German limited liability company ("Investor") (Investor and the Individual Sellers are referred to collectively herein as "Sellers".) The Buyer and the Sellers are referred to collectively herein as the "Parties."

         The Sellers in the aggregate own all of the registered share capital of Rottger & Osterberg Software-Technik GmbH, a limited liability company organized under the laws of Germany (the "Company").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the registered share capital of the Company in return for cash, in the case of Investor, and Buyer Common Stock and Contingent Payments, in the case of the Individual Sellers.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       DEFINITIONS.

         "Affiliate" has the meaning set forth in Rule 12-2 of the regulations promulgated under the Securities Exchange Act.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Common Stock" has the meaning set forth in Section 2(c) below.

         "Closing" has the meaning set forth in Section 2(g) below.

         "Closing Date" has the meaning set forth in Section 2(g) below.

         "Closing Shares" has the meaning set forth in Section 2(c) below.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the preface above.

         "Commitment Schedule" has the meaning set forth in Section 5(k) below.

         "Company  Governmental  Authorizations"  has the  meaning  set forth in
Section 4(k) below.

         "Company License Revenues" means (x) all license fees from the sale or licensing of the Software,
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
booked by the Company, the Subsidiaries, the Buyer or any Affiliate of the Buyer during the period from January 1, 1997 through June 30, 1997 (including license fees so booked attributable to the sale or sublicensing of Software by distributors or resellers, net of all royalties paid or due to distributors or resellers on account of such sale or sublicensing), plus (y) all license fees from the sale or licensing of Software bookable by the Company, the Subsidiaries, the Buyer or any Affiliate of the Buyer in accordance with GAAP (applied on a basis consistent with prior practices of the Buyer) at June 30, 1997, but which have not been booked as of such date, minus (z) license fees from the sale or licensing of Software booked or bookable by the Company, the Subsidiaries, the Buyer or any Affiliate of the Buyer from January 1, 1997 to February 15, 1997, which have been treated as Consolidated 1996 Revenues for purposes of determining the First Contingent Payment in accordance with Section 2(d) below. Company License Revenues shall be determined in accordance with GAAP applied consistently with prior practices of the Buyer; provided, however, that notwithstanding GAAP the determination of licensee fees shall include those portions of license fees which GAAP might otherwise require to be allocated to ongoing warranty or maintenance and support obligations. Company License Revenues shall not include revenue derived from maintenance renewals or other prepaid maintenance fees. The term "Software," as used for the purpose of calculating Company License Revenues, shall include any enhanced versions of the Software and an allocable portion of any product sold by the Company, the Subsidiaries, the Buyer or any Affiliate of the Buyer which includes any version or component of the Software (in which case the allocable portion shall be determined by dividing the standard list price for the version or component of the Software by the total standard list prices of all combined software products, and multiplying the resulting fraction by the revenue received for the combined product).

         "Company Share" means any portion of the registered capital stock of the Company.

         "Confidential Information" means the confidential and proprietary information of the Company and its Subsidiaries not known to the public regarding the Company's and its Subsidiaries' products and business including, but not limited to, the Intellectual Property of the Company and its Subsidiaries. Confidential Information does not include information in the public domain as of the date of this Agreement, or subsequently published or otherwise made part of the public domain through no fault of the Sellers or their Affiliates.

         "Consolidated 1996 Revenues" means and includes (A) the Company's and the Subsidiaries' consolidated revenues for the fiscal year ending December 31, 1996 plus (B) all license revenues booked by the Company or the Subsidiaries during the period from January 1, 1997 through February 15, 1997 with respect to the customers named on the list of current prospects listed in Section 2(d) of the Disclosure Schedule (including Affiliates of such customers) (the "Current Prospects"), plus (C) all license revenues from Current Prospects bookable by the Company or the Subsidiaries in accordance with GAAP (applied on a basis consistent with the prior practices of Buyer) at February 15, 1997, but which have not been booked as of such date. For the purposes of this calculation, license revenues shall be determined in accordance with GAAP applied consistently with prior practices of the Buyer; provided, however, that notwithstanding GAAP the determination of license revenues shall include those portions of license revenue which GAAP might otherwise require to be allocated to ongoing warranty or maintenance and support obligations. License revenues shall not include revenue derived from maintenance renewals or other prepaid maintenance fees. To the extent Consolidated 1996 Revenues, as calculated pursuant to the foregoing definition, exceed $20,500,000, the portion of Consolidated 1996 Revenues in excess of $20,500,000 shall not be treated as "Consolidated 1996 Revenues for purposes of determining the First Contingent Payment" as that term is used in the definition of Company License Revenues.

         "Contingent Payments" has the meaning set forth in Section 2(d) below.

         "Converted Financial Statements" has the meaning set forth in Section 5(j) below.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Embedded Products" has the meaning set forth in Section 4(n) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution or defined benefit retirement plan or arrangement, (c) fringe benefit plan or program, or (d) any other bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, medical, health or other insurance plan, agreement, policy or arrangement that covers current or former employees or directors of the Company or any of its Subsidiaries.

         "Employment Agreement" has the meaning set forth in Section 7(a)(viii) below.

         "End  User"  and "End  User  License"  have the  meanings  set forth in
Section 4(p)(F) below.

         "Environmental, Health, and Safety Laws" means all applicable European Union, German, United Kingdom or United States laws regulating pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

         "Excess Loss Account" has the meaning set forth in Treas. Reg. Section 1.1502-19.

         "Financial Statements" has the meaning set forth in Section 4(h) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Body" means any:

                  (i) supranational body (including the European Union), nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (ii) federal, state, local, municipal, foreign, or other government;

                  (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or other entity and any court or other tribunal);

                  (iv) multi-national organization or body; or

                  (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Indemnified Party" has the meaning set forth in Section 8(e) below.

         "Indemnifying Party" has the meaning set forth in Section 8(e) below.

         "Individual Seller" has the meaning set forth in the preface above.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, utility models, design patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation) including the Software, (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Investor" has the meaning set forth in the preface above.

         "Knowledge" means actual knowledge after reasonable investigation. In the case of the Company, "Knowledge" means knowledge of the directors or officers of the Company or any of its Subsidiaries.

         "Legal Requirement" means any federal, state, local, municipal, foreign or other constitution, ordinance, regulation, rule, statute, treaty, or other law adopted, enacted, implemented, or promulgated by or under the authority of any Governmental Body or by the eligible voters of any jurisdiction, and any agreement, approval, authorization, consent, injunction, judgment, license, order or permit by or with any Governmental Body or to which any of the Sellers or the Company or any of its Subsidiaries or the Buyer, as applicable, is a party or by which any of the Sellers or the Company or any of its Subsidiaries or the Buyer, as applicable, is bound.

         "LfA Landesanstalt" means the LfA Landesanstalt fur Aufbaufinanzierung Munich an incorporated public law institution organized under the laws of Germany.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Lock-Up and Pledge Agreement" has the meaning set forth in Section 7(a)(x) below.

         "Losses" means all damages, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, and losses to the extent not fully covered by insurance policies in effect at the time of Closing, with respect to settlements between the Parties hereto or otherwise entered into in accordance with this Agreement and with respect to judgments, orders, decrees or rulings, not subject to further appeal, of any court or Governmental Body having jurisdiction over the matter (including any of the foregoing between any of the Parties to this Agreement), together with all directly related costs of investigation, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section 4(h) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(h) below.

         "Notarial Deed" has the meaning set forth in Section 2(h) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Organizational Documents" has the meaning set forth in Section 4(a) below.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, any other legal entity, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Process Agent" has the meaning set forth in Section 10(p) below.

         "Product Action Plan" has the meaning set forth in Section 4(n)(ix) below.

         "Prohibited Transaction" means any transaction in connection with an Employee Benefit Plan not in compliance with applicable Legal Requirements, including a transaction described in ERISA Sec. 406 and Code Sec. 4975.

         "Regulation S" has the meaning set forth in Section 3(a)(v) below.

         "Restricted Shares" has the meaning set forth in Section 3(a)(v) below.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens arising by operation of law for

Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, in each case disclosed in the Financial Statements, and (d) other liens arising by operation of law in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Sellers" has the meaning set forth in the preface above. Each of the Sellers may be referred to herein as a Seller.

         "Sellers' Representative" has the meaning set forth in Section 8(h) below.

         "Software" means the Company's and its Subsidiaries' software products as described in detail on Exhibit A to this Agreement.

         "Software Author" means a Person who has authored or participated in the development of the Software or any portion thereof.

         "Subsidiary" means any corporation or other legal entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or equity interest or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or similar governing body.

         "Tax" and "Taxes" means any German, United Kingdom or United States, or other federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, municipal trade, sales, use, ad valorem, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any liability for any of the foregoing relating to a predecessor entity.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Termination Date" means the date upon which this Agreement is terminated in accordance with any provision of Section 9 below.

         "Third Party Claim" has the meaning set forth in Section 8(e) below.

         "Trade Secrets" has the meaning set forth in Section 4(n) below.

2.       PURCHASE AND SALE OF COMPANY SHARES.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of such Seller's Company Shares for the consideration specified in paragraphs (b), (c), (d) and (f) of this
Section 2. The Sellers understand and agree that the Buyer may designate, prior to Closing, one or more Affiliated entities, in which Buyer holds, directly or indirectly, more than fifty percent (50%) voting power and equity interest, to effect the purchase transactions described in this Agreement, including but not limited to transferring title to the Buyer Common Stock issued by the Buyer.

         (b) Purchase Price for Investor's Company Shares. In exchange for the Company Shares held by Investor, which represent 50.4% of the outstanding Company Shares, the Buyer agrees to pay to Investor at the Closing the sum of US $10,000,000 in cash in immediately available funds in Germany.

         (c) Initial Purchase Price for Individual Sellers' Company Shares. In exchange for the Company Shares held by the Individual Sellers, which in the aggregate represent 49.6% of the outstanding Company Shares, the Buyer agrees to
(i) issue to the Individual Sellers at the Closing an aggregate number of shares (the "Closing Shares") of the Buyer's Common Stock, US $0.001 par value (the "Buyer Common Stock") equal in value to US $18,500,000, valued as set forth in this paragraph, and (ii) pay to the Individual Sellers the Contingent Payments, if any, specified in Section 2(d) below. The Closing Shares shall be valued on the basis of the average closing price of the Buyer Common Stock on The NASDAQ Stock Market for the seven (7) trading days ending on the fourth (4th) business day immediately prior to the Closing Date (adjusted for any stock splits or other forms of recapitalization between the fourth (4th) business day immediately prior to the Closing Date and the Closing Date). No adjustment shall be made in the number of Closing Shares to be issued at the Closing on account of any fluctuations in the market price or value of Buyer Common Stock subsequent to the fourth (4th) business day prior to the Closing Date. The Closing Shares shall be allocated pro rata among the Individual Sellers, based on their respective percentage ownership of Company Shares set forth in the Disclosure Schedule.

         (d) Contingent Payments to Individual Sellers. In addition to the Closing Shares issuable to the Individual Sellers pursuant to Section 2(c)
above, the Individual Sellers shall be eligible to receive additional, contingent earn-out consideration ("Contingent Payments") on the following terms and conditions:

                  (i) First Contingent Payment. If the Consolidated 1996 Revenues are greater than $18,500,000, then the Individual Sellers shall be entitled to receive, in the aggregate, additional cash consideration from the Buyer (the "First Contingent Payment") equal to the amount, if any, by which the Consolidated 1996 Revenues exceed US $18,500,000; provided, that the amount of the First Contingent Payment shall in no event exceed US $2,000,000. The Buyer shall make the First Contingent Payment, if any, on February 28, 1997, in immediately available funds in Germany. The First Contingent Payment, if any, shall be allocated pro rata among the Individual Sellers based on their respective percentage ownership of the Company Shares set forth in the Disclosure Schedule.

                  (ii) Second Contingent Payment. If the Company License Revenues are at least $7.2 million, but less than $8.5 million, the Buyer shall make a Contingent Payment to the Individual Sellers of $1 million. If the Company License Revenues are equal to or greater than $8.5 million, the Buyer shall make a Contingent Payment to the Individual Sellers of $2 million. Any such Contingent Payment, if any (the "Second Contingent Payment"), shall be allocated pro rata among the Individual Sellers based on their respective percentage ownership of the Company Shares set forth in the Disclosure Schedule. Each Individual Seller may elect to receive such Seller's portion of the Second Contingent Payment, if any, in cash or in shares of Buyer Common Stock, valued for such purpose on the basis of the average closing price of the Buyer Common Stock on The NASDAQ Stock Market for the seven (7) trading days ending on June 30, 1997 (adjusted for any stock splits or other forms of recapitalization subsequent to June 30, 1997 and prior to payment of the Second Contingent Payment, if any). No adjustment shall be made in the number of shares of Buyer Common Stock to be so issued on account of any fluctuations in the market price or value of Buyer Common Stock subsequent to June 30, 1997. Each Individual Seller shall notify the Buyer of its election to receive any Second Contingent Payment in cash or Buyer Common Stock within ten (10) days after the date on which the Buyer notifies the Sellers' Representative that the Company License Revenues has been determined, and the Buyer shall make the Second Contingent Payment, if any, no later than August 30, 1997. If the Second Contingent Payment is made in cash, it shall be made in immediately available funds in Germany.

                  (iii) Calculation of Contingent Payments. The Parties agree to use the following audit and dispute notification procedures for calculating the Contingent Payments:

                           (A) As promptly as possible  after December 31, 1996,
                  but in any event no later than February 15, 1997, the Buyer shall cause the Company to deliver to the Sellers' Representative consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1996, including any audited portions thereof (the "1996 Financial Statements"), prepared in accordance with GAAP, applied consistently with the Company's past practice, but without any adjustments, if any, applicable as a result of the acquisition of the Company Shares by the Buyer.
 .
                           (B) As promptly as possible after February 15, but in
                  any event no later than February 27, 1997, the Buyer shall cause the Company to deliver to the Sellers' Representative the Buyer's calculation of Consolidated 1996 Revenues. Unless, within thirty (30) days after receipt of the Buyer's determination of Consolidated 1996 Revenues, the Sellers' Representative shall challenge the Buyer's determination of Consolidated 1996 Revenues, the Buyer's determination shall be binding upon the Sellers and the Sellers' Representative.

                           (C) As promptly as possible  after June 30, 1997, but
                  in any event no later than August 15, 1997, the Buyer shall cause the Company to deliver to the Sellers' Representative the Buyer's calculation of Company License Revenues. Unless, within thirty (30) days after receipt of the Buyer's determination of Company License Revenues, the Sellers' Representative shall challenge the Buyer's determination of Company License Revenues, the Buyer's determination shall be binding upon the Sellers and the Sellers' Representative.

                           (D) The Sellers'  Representative  and the independent
                  certified accountants of his choice (the "Sellers' Auditors") shall have the right to review the work papers of the Buyer and any accountants or auditors utilized by the Buyer (the "Buyer's Auditors") in preparing the 1996 Financial Statements, and in determining the Consolidated 1996 Revenues or Company License Revenues. The Sellers' Representative and the Sellers' Auditors, if any, and the Buyer and the Buyer's Auditors shall work in good faith and cooperate in the resolution of any dispute as to the 1996 Financial Statements and the determination of the Consolidated 1996 Revenues and Company License Revenues.

                           (E) If the Sellers' Representative gives written notice within 30 days after his receipt of the Buyer's determination of Consolidated 1996 Revenues, or his receipt of the Buyer's determination of Company License Revenues, of disagreement with the respective amounts shown therein (any such notice from the Sellers' Representative is referred to herein as a "Dispute Notice"), and if the Buyer and the Sellers' Representative are unable to resolve any such disagreement within 60 days after the date of the Dispute Notice, the disagreement shall be submitted to arbitration by written notice of either Party to the other within seventy

                  (70)  days   after  the  date  of  the   Dispute   Notice  (an
                  "Arbitration Notice") in accordance with the provisions set forth in Section 2(e) below.

                           (F) In connection with the calculations  described in
                  this Section 2(d), the Buyer shall pay the fees and disbursements of the Buyer's Auditors and the Individual
                  Sellers shall pay the fees and disbursements of the Sellers' Auditors, if any.

         (e)  Dispute  Resolution   procedures   Applicable  to  Calculation  of
Contingent Payments. The Parties agree to use the following dispute resolution procedures for resolving any Dispute Notice:

                           (A) If any Party delivers an Arbitration Notice, then
                  within ten (10) days after the other Party's receipt of such notice, the Buyer and the Sellers' Representative shall designate in writing one arbitrator to resolve the dispute, which shall be the Munich office of one of the "Big Six" accounting firms other than KPMG or Arthur Andersen; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected at random from among the four remaining firms.

                           (B) Within fifteen (15) days after the designation of
                  the arbitrator, the arbitrator, the Buyer and the Sellers' Representative shall meet, at which time the Buyer and the Sellers' Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

                           (C) The arbitrator shall use his best efforts to rule
                  on each disputed issue within thirty (30) days after the initial meeting. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto.

                           (D) The prevailing party in any arbitration  shall be
                  entitled to an award of reasonable costs and expenses incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

                           (E) Any  arbitration  pursuant to this  Section  2(e)
                  shall be conducted in Munich, Germany.

         (f) Purchase of Company Indebtedness. At the Closing, the Buyer shall also (i) pay to the LfA Landesanstalt an amount of cash in immediately available funds to purchase the short-term and long-term indebtedness for borrowed money owed by the Company to the LfA Landesanstalt at a purchase price equal to the outstanding principal amount thereof, plus accrued interest at the rate specified therein through the Closing Date; and (ii) repay an amount of short-term indebtedness for borrowed money owed by the Company to certain financial institutions (other than the LfA Landesanstalt) provided that the sum of the purchase price paid to the LfA Landesanstalt for such indebtedness and the amount paid to financial institutions shall not exceed $4,162,000 (the principal amount of such indebtedness outstanding), plus accrued interest (at the rate specified therein) from the dates of the last regularly scheduled payments of interest and through the Closing Date. The Sellers shall deliver to Buyer no later than November 25, 1996 a schedule separately listing each indebtedness referred to in this Section 2(f), including for each indebtedness separate descriptions of (i) then outstanding principal, (ii) then accrued interest, (iii) and projected accrued interest as of the Closing Date. The Company may draw on its current lines of credit in the Ordinary Course of Business prior to the Closing, upon obtaining the prior consent of Buyer which shall not be unreasonably withheld. The Company shall use its best efforts to pay off any such amounts prior to the Closing Date.

         (g) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company in Munich, Germany, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date"); provided that the signing of the Notarial Deed shall take place contemporaneously with the Closing in Switzerland, or such other location as shall be mutually agreed by the Parties.

         (h) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each Seller and the Buyer will sign a notarial deed of transfer (the "Notarial Deed") with respect to all of such Seller's Company Shares, reasonably satisfactory to the Buyer and its counsel, (iv) the Buyer will deliver to each of the Sellers the consideration specified in Sections 2(b) and
(c) above, and (v) the Buyer will make the payments specified in Section 2(f) above.

3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

         (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that, with respect to such Seller, the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)).

                  (i) Organization of Investor. Investor represents and warrants that Investor is duly organized and validly existing as a German limited liability company.

                  (ii) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform such Seller's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to enter into, or consummate the transactions contemplated by, this Agreement. Neither bankruptcy nor judicial composition procedures have been applied for or have been commenced with respect to the properties of the Seller, and there are no circumstances that could justify the voidance of this Agreement
         pursuant   to  the   provisions   of   the   German   Bankruptcy   Code
         ("Konkursordnung"),       the      German      Reorganization      Code
         ("Vergleichsordnung") or the German Voidable Preference Act ("Anfechtungsgesetz"). The transactions contemplated by this Agreement will not result in the sale of all of the present assets of such Seller within the meaning of Section 419 of the German Civil Code.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any Legal Requirement to which the Seller is subject or, if the Seller is a corporation, any provision of its Organizational

         Documents, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which the Seller is bound or to which any of the Seller's assets is subject.

                  (iv) Brokers' Fees. Except for the fees of Broadview Associates which shall be paid as provided in Section 10(l), the Seller has no agreement or obligation, contingent or otherwise, to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (v) Individual  Seller Due Diligence.  Each Individual  Seller
         (A) has received and reviewed an annual report to stockholders of the Buyer for the year ended June 30, 1996; an annual report of the Buyer on Form 10-K for the fiscal year ended June 30, 1996; and all of Buyer's quarterly reports on Form 10-Q and current reports on Form 8-K filed since June 30, 1996, (B) was provided the opportunity to ask questions of and receive answers from the Buyer, or its representatives, concerning the operations, business and financial condition of the Buyer, and all such questions have been answered to the Seller's full satisfaction and any information necessary to verify such response has been made available to the Seller; (C) has received such documents, materials and information as the Seller deems necessary or appropriate for evaluation of the Buyer Common Stock; (D) confirms that the Seller has carefully read and understands these materials and has made such further investigation as was deemed appropriate to obtain additional information to verify the accuracy of such materials; (E) believes that the Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of an investment in the Buyer Common Stock and is making such investment subject to the risks disclosed in the Buyer's public disclosures, (G) understands and acknowledges that (i) the Closing Shares and any shares of Buyer Common Stock issued in accordance with Section 2(d) above (collectively, "Restricted Shares") have not been registered under the Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S promulgated under the Securities Act ("Regulation S")), unless such securities are registered under the Securities Act or such offer or sale is made pursuant to an exemption from the registration requirements of the Securities Act and (ii) the Restricted Shares are being issued by the Buyer pursuant to the terms of Regulation S, which permits securities to be sold to non-"U.S. persons" in "offshore transactions" (as defined in Regulation S), subject to certain terms and conditions; (H) is receiving the Restricted Shares for his or her own account; and (I) is not a "U.S. person" and has executed this Agreement outside the United States and the offer to such Individual Seller and sale of the Restricted Shares will occur outside the United States.

                  (vi) Investment.

                             (A) Each Individual Seller  acknowledges that for a
                  period of forty (40) days following the Closing Date (the "Restricted Period"), the Individual Seller shall not (i) engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Restricted Shares or (ii) unless such Restricted Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, offer, sell or transfer the Restricted Shares in the United States or to, or for the account or benefit of, a "U.S. person". Each Individual Seller understands that the Restricted Shares or any interest therein are only transferrable on the books and records of the transfer agent and registrar of the Buyer. Each Individual Seller further understands that such transfer agent and registrar will not register any transfer of the Restricted Shares which the Buyer in good faith believes violates the restrictions set forth in this paragraph, and that the Buyer may place stop transfer orders with its transfer agent with respect to certificates representing Restricted Shares.

                           (B) Unless the  Restricted  Shares  shall  first have
                  been registered under the Securities Act, any proposed offer, sale or transfer during the Restricted Period of any of the Restricted Shares shall be subject to the condition that the Individual Seller must deliver to the Buyer (i) a written certification that neither the record nor beneficial ownership of the Restricted Shares has been offered or sold in the United States or to, for the account or benefit of, any "U.S. person", (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Restricted Shares) is not a "U.S. person", that such transferee is acquiring such Restricted Shares for such transferee's own account ( or an account over which it has investment discretion), and that such transferee is knowledgeable of and agrees to be bound by the restrictions on re-sale set forth in this section and Regulation S during the Restricted Period, and (iii) a written opinion of United States counsel, in form and substance reasonably satisfactory to the Buyer, to the effect that the offer, sale and transfer of such Restricted Shares are exempt from registration under the Securities Act.

                           (C) Each Individual Seller agrees that for the duration of the Restricted Period the stock certificates representing the Restricted Shares shall bear the legend set forth below:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES OF AMERICA (THE "SECURITIES ACT") OR ANY OTHER SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM SUCH REGISTRATION CONTAINED IN REGULATION S UNDER THE SECURITIES ACT. THE SHARES OF COMMON STOCK REPRESENTED BY THIS STOCK CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES
                  ACT) PRIOR TO FORTY (40) DAYS FOLLOWING THE DATE OF THIS CERTIFICATE, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

                  The Buyer may place stop transfer orders with its transfer agent with respect to such certificates. The Buyer agrees that, at any time and from time to time after the expiration of the Restricted Period, the Buyer will instruct the transfer agent for the Buyer's Common Stock to remove the foregoing legend from the Restricted Shares, provided that the Buyer may require delivery by the Sellers of an opinion of United States counsel reasonably acceptable to the Buyer to the effect that the legend may be removed from the Restricted Shares in accordance with the Securities Act.

                  (vii) Company Shares. The Seller owns and will convey to the Buyer at the Closing, the Company Shares set forth next to the Seller's name in Section 4(c) of the Disclosure Schedule, free and clear of any rights of third parties, in particular of any Security Interests, options, rights of first refusal or other rights to acquire, dispose of or vote the Company Shares. Such Seller is neither contractually nor under statutory law prevented from conveying the Company Shares to the Buyer effectively and free of any rights of third parties. The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting or disposition of any capital stock of the Company.

         (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3(b)).

                  (i) Organization of the Buyer. The Buyer and each of its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

                  (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to enter into, or consummate the transactions contemplated by, this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any Legal Requirement to which the Buyer or any of its Subsidiaries is subject or any provision of the Buyer's or any of its Subsidiaries' Organizational Documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject.

                  (iv) Brokers' Fees. The Buyer has no agreement or obligation, contingent or otherwise, to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller or the Company could become liable or obligated. The Buyer shall pay any fees and expenses owing to Wessels, Arnold & Henderson in connection with such transactions.

                  (v) Buyer Common Stock. The Buyer Common Stock, when issued to the Individual Sellers pursuant to this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any restrictions on transfer (other than pursuant to the Lock-Up and Pledge Agreements and restrictions under applicable securities laws), Taxes (other than income Taxes payable by Sellers on account of the transactions contemplated by this Agreement), Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

                  (vi) Filing of Reports. The Buyer has complied with all applicable periodic reporting requirements under the Securities Exchange Act. Neither the Form 10-K of the Buyer for the fiscal year ended June 30, 1996, nor the Forms 10-Q of the Buyer for each fiscal quarter to date in 1996 contain any material misstatement of fact or omit any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since the date of the most recent Form 10-Q or Form 8-K filed by the Buyer (whichever is later), no event has occurred which requires the Buyer to file a form 8-K, and neither the Buyer nor any of its Subsidiaries has Knowledge of any fact that has specific application to the Buyer and its Subsidiaries (other than general economic or industry conditions) and that materially and adversely affects the assets or the business, prospects, financial condition or results of operations of the Buyer and its Subsidiaries, taken as a whole, that has not been set forth in the Company's filings under the Securities Exchange Act, this Agreement or Annex II to this Agreement.

                  (vii) Reporting Issuer. The Buyer represents and warrants to each Individual Seller that it is a "reporting issuer" (as defined in Regulation S). The Buyer, its Affiliates and any person acting on behalf of, or as agent of, any of the foregoing, whether as principal or agent, (A) has distributed the Restricted Shares to the Individual Sellers and will do so only in an "offshore transaction" (as defined in Regulation S), (B) has not engaged and will not engage with respect to the Restricted Shares in any "directed selling efforts" (as defined in Regulation S) in or directed toward the United States, (C) has complied and will comply with all "offering restrictions" (as defined in Regulation S) in respect of the Restricted Shares and (D) has not made and will not make any offers or sales of any of the Restricted Shares or any interest therein in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S).

4.       REPRESENTATIONS   AND   WARRANTIES   CONCERNING  THE  COMPANY  AND  ITS
         SUBSIDIARIES.

         The Sellers represent and warrant to the Buyer that, except as set forth in the disclosure schedule separately delivered by the Sellers to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"), the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure
Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Buyer will identify in writing to the Sellers, prior to executing this Agreement and initialing the Disclosure
Schedule, each and every item in the Disclosure Schedule where the Buyer believes that the disclosure does not provide adequate particularity or detail, and the Sellers shall amend such description to the Buyer's reasonable satisfaction prior to execution of the Agreement. The Buyer's initialing of the Disclosure Schedule shall constitute acceptance by the Buyer of the exceptions listed or described therein. The Disclosure Schedule will be divided into three
(3) parts, one for the Company and one for each Subsidiary, and each of the three parts will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4, and items within the Disclosure Schedule may be incorporated from one item of the Disclosure Schedule to another item by cross-reference. References herein to sections or paragraphs of the Disclosure Schedule are to the relevant section or paragraph of the subsection of the Disclosure Schedule applicable to the Company or the relevant Subsidiary, as the context requires.

         (a) Organization, Qualification, and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing (or the local equivalent) under the laws of the jurisdiction of its incorporation, as set forth in the Disclosure Schedule. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except as set forth in the Disclosure Schedule. Each of the Company and its Subsidiaries has full corporate power and authority and all public and private concessions, licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Neither bankruptcy, receivership nor judicial composition procedures have been applied for or have been started with respect to the properties of the Company or its Subsidiaries, and there are no circumstances that could justify the voidance of this Agreement pursuant to the provisions of the German Bankruptcy Code ("Konkursordnung"), the German Reorganization Code ("Vergleichsordnung") the German Voidable Preference Act ("Anfechtungsgesetz"), or the United Kingdom Insolvency Act of 1986. Section 4(a) of the Disclosure
Schedule includes a correct and complete copy of the most current excerpt from the German Commercial Register and the most current version of the Bylaws ("Gesellschaftsvertrag") of the Company, and of the Certificate of Incorporation and Bylaws (or local equivalent) of each of its Subsidiaries (collectively, the "Organizational Documents"), and lists the directors and officers, of each of the Company and its Subsidiaries as of the date hereof.

         (b) Books and Records. All existing books of account, minute books, stock record books and other corporate records of the Company and its Subsidiaries, all of which have been made available to the Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, if applicable, generally accepted accounting principles applicable in their respective jurisdictions. Without limiting the generality of the foregoing, the records and minute books of the Company and its Subsidiaries contain complete and accurate records of all official meetings held of, and corporation action taken by, the shareholders, the managing directors, the advisory board and any committees instituted by it, the boards of directors, and committees of the boards of directors of the Company and its Subsidiaries during the periods indicated in the Disclosure Schedule, and no meeting of any such shareholders, managing directors, advisory board, board of directors, or committee has been held during such periods for which minutes have not been prepared and are not contained in such records or minute books. At the Closing, all of those books and records will be in the possession of the Company or the relevant Subsidiary.

         (c) Capitalization. The registered capital of the Company is as set forth in Section 4(c) of the Disclosure Schedule. All of the Company Shares are issued and outstanding. No repayments of the stated capital have been made with respect to the Company Shares. All of the Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and there is no obligation to make additional contributions ("Nachschusspflichten"). Upon completion of the transactions contemplated by this Agreement, none of the Company and its Subsidiaries will be either insolvent ("zahlungsunfahig") or over-indebted ("uberschuldet"). The Company Shares are held of record by the respective Sellers as set forth in Section 4(c) of the Disclosure Schedule which includes a copy of the most recent list of Company shareholders filed with the German Commercial Register. Except for the Company Shares set forth in such
Section 4(c), there are no equity securities of any class of the Company, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no outstanding or authorized options, warrants, preemptive rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any character that could require the Company or any of its Subsidiaries to issue, deliver, sell, or otherwise cause to become outstanding, or to transfer, any capital stock or other equity securities of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or its Subsidiaries. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, transfer or disposition of the capital stock of the Company or its Subsidiaries. No certificates have been issued with respect to the Company Shares and no legend or other reference to any purported Security Interest appears upon any certificate representing capital stock of any Subsidiary of the Company. None of the Company Shares or other securities of the Company has been issued, redeemed or repurchased in violation of any German Legal Requirements, including the German Statute on Companies with Limited Liability.

         (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any Legal Requirement to which any of the Company and its Subsidiaries is subject or any provision of the Organizational Documents of any of the Company and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any material agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of the Company and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) Brokers' Fees. Except for the fees of Broadview Associates which shall be paid as provided in Section 10(l), none of the Company and its Subsidiaries has any agreement or obligation, contingent or otherwise, to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (f) Ownership of Assets. The Company and its Subsidiaries have good and marketable title to (subject only to statutory Security Interests of the vendors of assets purchased by the Company and paid for on an installment basis), or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. All of the properties and assets purchased or otherwise acquired by the Company and its Subsidiaries since the date of the Most Recent Balance Sheet (except for supplies, inventory, and personal property acquired since the date of the Most Recent Balance Sheet in the Ordinary Course of Business) are listed in Section 4(f) of the Disclosure Schedule.

         (g) Subsidiaries. Section 4(g) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of authorized and issued shares of each class of its capital stock, and (iii) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable (or the local equivalent). The Company holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and other applicable securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Company and its Subsidiaries controls, directly or indirectly, or has any direct or indirect equity or ownership interest or participation or sub-participation (including any enterprise agreement within the meaning of Sections 291 and 292 of the German Stock Corporation Act ("Aktiengesetz")) in, any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company, and none of the Company and its Subsidiaries has issued any letter of support ("Patronatserklarung") in favor of any third party.

         (h) Financial Statements. Attached hereto as Exhibit B are the following financial statements of the Company and its Subsidiaries (collectively the "Financial Statements"): (A) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994, and December 31, 1995 (the "Most Recent Fiscal Year End"), and (B) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the nine (9) months ended September 30, 1996 for the Company and its Subsidiaries. The Financial Statements (including the notes thereto, which correctly and completely set forth all matters which they must contain under Section 255 HGB (Haftungsverhaltnisse)), have been prepared for the Company and its Subsidiaries in accordance with German generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Company and its Subsidiaries; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. The Converted Financial Statements (including the notes thereto), which are delivered to Buyer pursuant to Section 5(j), shall, when delivered, have been prepared in accordance with GAAP, consistently applied, shall be true, correct and complete and present the financial condition and results of operations of the Company fairly in all material respects in the presentation format specified by the Buyer.

         (i) Events Subsequent to Most Recent Financial Statements. Since the date of the Most Recent Financial Statements, there has not been any material adverse change in the business, assets, financial condition, operations or results of operations of any of the Company and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

                  (i) none of the Company and its Subsidiaries has sold, leased, transferred, or assigned any assets, tangible or intangible having an aggregate value in excess of $10,000, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) none of the Company and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $35,000 or outside the Ordinary Course of Business;

                  (iii) no party (including any of the Company and its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

                  (iv) none of the Company and its Subsidiaries has imposed or permitted to be imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) none of the Company and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary

         Course of Business;

                  (vi) none of the Company and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

                  (vii) none of the Company and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation (or series of related such transactions) involving more than $25,000;

                  (viii) none of the Company and its Subsidiaries has delayed or postponed the payment of accounts payable or other monetary obligations outside the Ordinary Course of Business;

                  (ix) none of the Company and its Subsidiaries has canceled, compromised, waived, or released any right or claim (or series of related rights and claims), either involving more than $25,000 or outside the Ordinary Course of Business, or offered any incentive or inducement to customers to prepay any accounts receivable;

                  (x) none of the Company and its Subsidiaries has entered into, terminated or received notice of termination with respect to any distribution, reseller or sales representation agreement, relating to the Software (other than End User Licenses);

                  (xi) none of the Company and its Subsidiaries has entered into any agreement or contract with any Person with respect to (A) the acquisition, licensing, maintenance or use of any Intellectual Property (other than End-User Licenses, maintenance agreements or renewals and purchases of licenses of packages software products), or (B) any joint venture, partnership or other collaborative relationship;

                  (xii) there has been no change made or authorized in the Organizational Documents of any of the Company and its Subsidiaries;

                  (xiii) none of the Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of the capital stock of the Company or any of its Subsidiaries;

                  (xiv) none of the Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xv) none of the Company and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property having a value (in each instance) of more than $10,000;

                  (xvi) none of the Company and its Subsidiaries has made any loan to or repaid any loan from, any of the Sellers or their respective Affiliates, or entered into any other transaction with, or made any payments or other distributions to, any of the Sellers or their respective Affiliates, except for compensation in the Ordinary Course of Business;

                  (xvii) none of the Company and its Subsidiaries has made any loan to, entered into any other transaction with, or made any payments or other contributions to, any of its directors, officers and employees outside the Ordinary Course of Business;

                  (xviii) none of the Company and its Subsidiaries has entered into any employment contract, collective bargaining agreement or other agreement or obligation to any of its employees, written or oral, or modified the terms of any existing such contract, agreement or obligation outside the Ordinary Course of Business or involving total compensation in excess of $100,000;

                  (xix) none of the Company and its Subsidiaries has granted any increase in the compensation of any of its employees outside the Ordinary Course of Business or any increase in the compensation of its directors or officers;

                  (xx) none of the Company and its Subsidiaries has adopted, amended, modified, or terminated any Employee Benefit Plan;

                  (xxi) none of the Company and its Subsidiaries has made any other change in employment terms for any of its directors or officers;

                  (xxii) none of the Company and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxiii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company and its Subsidiaries; and

                  (xxiv) none of the Company and its Subsidiaries has agreed or otherwise committed to do any of the foregoing.

         (j) Undisclosed Liabilities. None of the Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto),
(ii) Liabilities which have arisen after the date of the Most Recent Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of any Legal Requirement), and (iii) those Liabilities which are described in Section 4(j) of the Disclosure Schedule.

         (k) Legal Compliance.

                  (i)  Except as set  forth in  Section  4(k) of the  Disclosure
         Schedule:

                           (A) Each of the Company and its  Subsidiaries  is and
                  has been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where the failure to be in compliance has not had and is not expected to have a material adverse effect on the Company and its Subsidiaries' business, taken as a whole;

                           (B) no event has  occurred  or Basis  exists that may
                  constitute or result in (with or without notice or lapse of time) a violation by the Company or any of its Subsidiaries, or a failure on the part of any of the Company or its Subsidiaries to comply with, any Legal Requirement, except where the violation or failure to be in compliance is not expected to have a material adverse effect on the Company and its Subsidiaries' business, taken as a whole;

                           (C) There is no  contract or  obligation,  agreement,
                  arrangement or concerted practice to which the Company or any of its Subsidiaries is a party, and there are no practices in which the Company or any of its Subsidiaries is engaged, which are void, illegal, unenforceable, registrable or notifiable under any anti-trust or similar legislation in the European Union (or in any of its member states) or in the United States. Neither the Company nor any Subsidiary has registered any agreements or arrangements under any anti-trust rules or filed any notification or application for exemption with the Commission of the European Union; and

                           (D) the Company and each of its Subsidiaries have not
                  received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding, and the Sellers have no Knowledge of, any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or any obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (ii) Each authorization of a Governmental Body that is required to be held by the Company or its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole (the "Company Governmental Authorizations"), is listed in Section 4(k) of the Disclosure Schedule and is in full force and effect. Except as set forth in Section 4(k) of the Disclosure Schedule, the Company and each of its Subsidiaries are in material compliance with each Company Governmental Authorization.

         (l)      Tax Matters.

                  (i) Each of the Company and its Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Each of the Company and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) There is no dispute, claim or notice of deficiency concerning any Tax Liability of any of the Company and its Subsidiaries either (A) claimed or raised by any Tax authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has Knowledge. There are no pending, or to the Knowledge of any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries, threatened, and there are no circumstances of which the Company or any of its Subsidiaries has Knowledge which may give rise to, any proceedings, investigations, audits or assessments with respect to the Company or any of its Subsidiaries involving Taxes.

                  (iv) The Company's income, sales and property Tax returns were assessed by the competent German tax authorities ("Finanzamter") through the fiscal year ended December 31, 1991, and have not otherwise been subject to audit or assessment in any jurisdiction. The Sellers have listed in Section 4(l) of the Disclosure Schedule and delivered to the Buyer correct and complete copies of all Tax Returns, assessments, examination reports, correspondence, elections and consents between the Company or any of its Subsidiaries and any Tax authority, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries, for taxable periods ended on or after December 31, 1991.

                  (v) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, applied for any ruling from any Tax authority with respect to Taxes or entered into any closing agreement or other settlement with any Tax authority.

                  (vi) Each of the Company and its Subsidiaries has disclosed on its United States federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement.

                  (vii) Section 4(l) of the Disclosure Schedule sets forth the following information with respect to each of the Company and its Subsidiaries as of the most recent practicable date, unless otherwise specified: (A) the basis of the Company or Subsidiary in its assets;
         (B) the basis of the Company in the stock of each Subsidiary (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or Subsidiary; and (D) the amount of any deferred gain or loss allocable to the Company or Subsidiary arising out of any Deferred Intercompany Transaction.

                  (viii) The unpaid  Taxes of the Company  and its  Subsidiaries
         (A) did not, as of the date of the Most Recent Financial Statements, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

                  (ix) Except as discussed in Section 4(l) of the Disclosure Schedule, all transactions between or among the Company and any of its Subsidiaries have involved consideration that would have been charged or paid, or profits that would have been earned, in comparable transactions between unrelated parties in the Ordinary Course of Business. None of the Company and its Subsidiaries has applied for or entered into an advance pricing agreement with any Tax Authority. In addition, the Company and its Subsidiaries have maintained adequate documentation of U.S. transfer pricing as required by Section 6662 of the Code.

         (m) Real Property. The Company and its Subsidiaries do not own and have never owned any real property, and the U.S. Subsidiary of the Company is not a U.S. real property holding company. Section 4(m) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Company and its Subsidiaries. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(m) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(m) of the Disclosure Schedule:

                  (i) the lease or sublease is in full force and effect and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (ii) the Company or its Subsidiary, as the case may be, is not in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iii) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  (iv) the Company or its Subsidiary, as the case may be, has not assigned, transferred, conveyed, mortgaged, deeded in trust, encumbered or granted a Security Interest in the leasehold or subleasehold; and

                  (v) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

         (n)      Intellectual Property; Software.

                  (i) Exhibit A contains a complete and accurate list and description of the Software, all of which is owned by the Company. Also included in Exhibit A is a separate list of all software products, other than the Software, which the Company (or any of its Subsidiaries) sells, licenses or otherwise distributes. Except as set forth in
         Section 4(n) of the Disclosure Schedule, and subject to copyrights of third parties in Embedded Products as disclosed in Section 4(n), and subject to copyrights of Software Authors where the Company has received a perpetual exclusive license of the copyrighted Software, the Company is the exclusive owner of all rights to the Software (including the exclusive right to make, copy, sell, exploit, modify, and provide to others the use of the Software and all derivative works thereof) free and clear of any Security Interests. The Company and its Subsidiaries are in actual and sole possession of the complete source code of the Software (excluding any Embedded Products) and all related documentation except for any source code and related documentation that are in possession of an escrow agent pursuant to an agreement listed in
         Section 4(n) of the Disclosure Schedule, and have not disclosed such source code or documentation to any third party, except for disclosure to employees and agents of the Company and its Subsidiaries pursuant to agreements sufficient to protect the Company's and its Subsidiaries' Intellectual Property rights therein. Each Software Author made his or her contribution to the Software within the scope of employment with the Company (or its Subsidiaries), as a "work made for hire," was directed by the Company or its Subsidiaries to work on the Software (and in the case of Software Authors in Germany, his or her contribution has resulted in a statutory license of the Company or any of its

         Subsidiaries in any Software pursuant to Section 69b of the German Copyright Act) or as an independent contractor pursuant to a written agreement in which all work product and the Intellectual Property rights therein, including copyrights, were perpetually and exclusively licensed to the Company (or its Subsidiaries).

                  (ii)  Except as set forth in  Section  4(n) of the  Disclosure
         Schedule:

                           (A) there are no  material  defects in the  Software,
                  and there are no material errors in any related documentation, which defects or errors would in any material respect affect the Buyer's or any licensee's use of the Software or the functioning of the Software in accordance with the specifications for the Software published by the Company and its Subsidiaries (excluding any "bugs" arising or discovered in the normal course of business which as a whole are not material to the overall function of the Software); the Software has all the features described in the related user manual or advertisements and materials made available to the Company's and its Subsidiaries' customers and the Software does not, to the Knowledge of the Company or the Sellers, contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" (as these terms are commonly used in the computer software industry), or other software routines or hardware components designed to permit unauthorized access, to disable or erase software, hardware, or data or to perform any other similar type of functions;

                           (B) except  with  respect to  Embedded  Products  and
                  End-User  Licensees and the rights of  distributors  listed in
                  Section 4(n) of the Disclosure Schedule pursuant to the agreements listed therein, no Person, entity or Government Body other than the Company or its Subsidiaries has any interest of any kind or nature in or with respect to the Software, including the right to use, make, copy, sell, exploit, modify and provide to others the use of, the Software and all derivative works thereof, and no Government Body funding (other than funds provided to the Company by the Investor) or Government Body, university or college facilities were used in the development of the Software, and the Software was not developed pursuant to a contract with any Person
                  (except for Software Authors hired by the Company or its Subsidiaries), and the Company and the Sellers have no Knowledge of any Basis or agreement that would preclude the Buyer from making any change to the Software or combining it with other software in any lawful manner;

                           (C) the  Company and the  Sellers  have no  Knowledge
                  that any third party is violating or has violated any of the Company's or its Subsidiaries' proprietary rights in the Software; no third party has any right to compensation from the Company or its Subsidiaries by reason of, the use, exploitation, or sale of the Software; there are no restrictions on the ability of the Company (or its Subsidiaries, or any of their respective successors or assignees) to use, sell or otherwise exploit the Software, and such use, sale or exploitation does not obligate the Company or its Subsidiaries (or any successor or assign of the Company or its Subsidiaries, including the Buyer) to pay any royalty, fee, or other compensation to any Person; and the Company and the Sellers have not received any notice and do not have any Knowledge of any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph.

                  (iii) The Company has provided access to the Buyer to all records of the Company and its Subsidiaries with respect to Software fixes (including fixes currently in progress), problem lists, maintenance of the Software, and customer complaints. All material warranty claims within the last three (3) years (including any pending claims) relating to the Software are described in Section 4(n) of the Disclosure Schedule.

                  (iv) Section 4(n) of the Disclosure Schedule contains a complete list of all third party software which is a component of or incorporated in or specifically required to develop, use, modify or support any of the Company's or its Subsidiaries' products ("Embedded Products"), any license, sublicense or agreement relating thereto and a list of any restrictions on the Company's or its Subsidiaries' right to use, incorporate or distribute the Embedded Products. The Company and its Subsidiaries are not in violation of any license, sublicense or agreement with respect to an Embedded Product.

                  (v) Section 4(n) of the Disclosure Schedule lists, by owner, the Intellectual Property, other than the Software, owned by the Company and its Subsidiaries (excluding any licenses of packaged "off-the-shelf" software products). Except as set forth in Section 4(n) of the Disclosure Schedule, the Company and its Subsidiaries have good, sole and marketable title to all Intellectual Property rights described in Section 4(n), free and clear of any Security Interests (other than Security Interests of the vendors of Intellectual Property purchased by the Company and paid for on an installment basis), and the Company and Sellers are not aware of any claims that such Intellectual Property rights are being challenged in any way.

                  (vi) Except as set forth in Exhibit A or Section 4(n) of the Disclosure Schedule:

                           (A)  the  Company  and  its   Subsidiaries   have  no
                  copyrights,   registrations   or  pending   applications   for
                  registration of copyrights;

                           (B) no Person has any right of renewal, reversion, or
                  termination  with  respect  to  any  copyrights  owned  by the
                  Company  or  its   Subsidiaries   or  any  rights  under  such
                  copyrights;

                           (C) the Company and its  Subsidiaries  have no common
                  law or registered trademarks, trade names, service marks or pending applications to register trademarks, trade names, or service marks, related to the Software or any other products or services sold or licensed by it or which it otherwise uses in the conduct of its business;

                           (D) the Company and its  Subsidiaries  do not own any
                  patents or applications for patents that relate to or affect the Software, any other products sold or licensed to End-Users by them or any Intellectual Property rights owned by them; and

                           (E) there are, and have been, no options, licenses or
                  agreements of any kind relating to any of the Intellectual Property owned by the Company or its Subsidiaries or to the use, manufacture, sale or other exploitation of products or services based on or embodied in such Intellectual Property.

                  (vii) The Company and its Subsidiaries have taken commercially reasonably security measures to protect the secrecy, confidentiality, and value of the portions of Intellectual Property owned by them which constitute trade secrets (the "Trade Secrets"), and any other persons who have knowledge of or access to information relating to such Trade Secrets have been put on notice and, if appropriate, have entered into agreements that the Trade Secrets are proprietary to the Company (or its Subsidiaries) and are not to be divulged (except as authorized by the Company or its Subsidiaries) or misused. The Trade Secrets are not part of the public domain, and, to the Company's and the Sellers' knowledge, have not been used, divulged, or appropriated for the benefit of any Persons other than the Company or its Subsidiaries (except with the Company's consent).

                  (viii) None of the Company and its Subsidiaries has infringed or misappropriated, and none is infringing or misappropriating any Intellectual Property of another Person and there is no claim pending, or to the Knowledge of the Company and the Sellers, threatened, against the Company or a Subsidiary with respect to any alleged infringement or misappropriation of any Intellectual Property owned by another Person. The Company and the Sellers have no Knowledge that any Person is infringing or misappropriating any Intellectual Property of the Company or its Subsidiaries.

                  (ix) Section 4(n) of the Disclosure Schedule sets forth an action plan and time line to provide product improvements to the Company's principal product specified therein (the "Product Action Plan").

         (o) Tangible Assets. Section 4(o) of the Disclosure Schedule sets forth a complete and current list of all depreciable machinery, equipment, and other tangible assets owned or leased by the Company or one of its Subsidiaries (and a depreciation schedule therefor) as of the Most Recent Balance Sheet Date. Each tangible asset listed in Section 4(o) of the Disclosure Schedule has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and to the Knowledge of Sellers is free from material defects.

         (p) Contracts; No Defaults; Key Customers.

                  (i) Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which any of the Company and its Subsidiaries is currently a party with ongoing duties or obligations, arranged according to the following categories:

                           (A) each contract that involves executory performance
                  of services or delivery of Software, goods or materials by the Company (or a Subsidiary) of an amount or value in excess of $35,000 (excluding standard form maintenance contracts under which the Company (or a Subsidiary) receives less than $25,000 per year in gross revenue);

                           (B) each contract that involves executory performance
                  of services or delivery of goods or materials to the Company (or a Subsidiary) of any amount or value in excess of $35,000 and not terminable by the Company (or the Subsidiary) on thirty (30) days prior notice without liability;

                           (C) each contract relating to the borrowing of money,
                  the guaranty of another Person's borrowing of money, or the creation of a Security Interest in the assets of the Company (or any of its Subsidiaries);

                           (D) each contract not in the Ordinary Course of Business involving expenditures or receipts of the Company (or any of its Subsidiaries) in excess of $25,000 and providing for an express undertaking by the Company (or any of its Subsidiaries) to be responsible for consequential damages;

                           (E) each lease, rental or occupancy agreement, installment and conditional sale agreement with respect to any real or personal property (other than End-User Licenses) which involves in excess of $25,000;

                           (F) each distribution, reseller or sales representative agreement in which the Company (or any of its Subsidiaries) authorizes any other Person to use, sell, distribute, or license any of the Software or other Intellectual Property of the Company (or its Subsidiaries) (excluding standard object code end-user licenses in the form included in Section 4(n) of the Disclosure Schedule granted by the Company (or any of its Subsidiaries) to end-users in the Ordinary Course of Business ("End Users") that permit the use of Software without a right to modify, distribute or sublicense the same ("End-User Licenses"));

                           (G) each maintenance or support agreement (other than
                  as contained in End User Licenses), trial agreement, beta test agreement, customized software agreement (other than End User Licenses which provide for routine customization services), consulting, development or escrow agreement, or other contract currently in force with respect to the Software, or other Intellectual Property of the Company (or any of its Subsidiaries);

                           (H) each contract with employees, officers, and directors, and contracts with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

                           (I) other than standard indemnity provisions in standard End-User Licenses, each agreement providing for the Company (or any Subsidiary) to indemnify any Person;

                           (J) each  contract  of which a Seller or the  Company
                  has Knowledge to which any employee of the Company (or any of its Subsidiaries) is bound that in any manner purports to (A) restrict such employee's freedom to engage in any line of business or activity on behalf of the Company or a Subsidiary or to compete with any other Person, or (B) assign to any other Person such employee's rights to any copyright, software, invention, improvement, or discovery developed while employed by the Company or a Subsidiary;

                           (K) each agreement  pursuant to which the Company (or
                  any of its Subsidiaries) licenses software or other Intellectual Property from another Person, including those with respect to Embedded Products but excluding packaged commercially available software programs generally available to the public;

                           (L) each joint venture, partnership, and other contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company (or any of its Subsidiaries) with any other Person;

                           (M) each contract  containing  covenants  that in any
                  way purport to restrict the Company's (or any of its Subsidiaries') business activity or limit the freedom of the Company (or any Subsidiary) to engage in any line of business or to compete with any Person;

                           (N) each contract for capital  expenditures in excess
                  of $25,000;

                           (O) each written warranty, and or other similar undertaking with respect to contractual performance extended by the Company (or a Subsidiary) other than those contained in End-User Licenses and maintenance contracts;

                           (P) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing; and

                           (Q) any other  material  contract  of the Company and
                  its Subsidiaries.

                  (ii) The Sellers have delivered to the Buyer a correct and complete copy of each written agreement (as amended to date) listed in
         Section 4(p) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in
         Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) to the Knowledge of the Company there are no oral amendments or modifications to the agreement, and the written terms thereof accurately set forth the agreement between the parties thereto;
         (B) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Sellers and the Company, any other party, is in material breach or default, and no Basis exists which with or without notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration under the agreement, or permit the release of any of the Company's or any of its Subsidiaries' Software or assets currently held in escrow; and (C) no party has repudiated any provision of the agreement.

                  (iii) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

                  (iv) Section 4(p) of the Disclosure  Schedule  contains a list of all current End User Licenses (i.e., End User Licenses subject to a current maintenance agreement or in the initial warranty period). Except as noted on Section 4(p) of the Disclosure Schedule, (I) none of the current End User Licenses that falls within the top twenty percent (20%) of customers holding current End User Licenses from the Company and its Subsidiaries, on a consolidated basis (based upon total revenues from such customers from the date of initial license through the date of the Most Recent Financial Statements), and (II) none of the non-current End User Licenses (i.e., End User Licenses not subject to a current maintenance agreement or in the initial warranty period) that falls within the top ten percent (10%) of customers holding non-current End User Licenses from the Company and its Subsidiaries, on a consolidated basis (based upon total revenues from such customers from the date of initial license through the date of the Most Recent Financial Statements), contains any of the following terms: (A) any term for acceptance of any Software that fails to specify a period of time or date for acceptance or standards applicable thereto; (B) any provision granting the customer a right to a whole or partial refund of fees previously paid upon the non-acceptance or failure of any Software to perform as warranted; (C) any provision obligating the Company (or a Subsidiary) to indemnify a customer against consequential damages; (D) any commitment by the Company (or a Subsidiary) to provide a hardware upgrade in response to or as a remedy for a breach of any software-related response-time warranty unless the End User party to the contract in which the commitment is made is required to pay the cost of such upgrade and such costs are specified or described in such contract; (E) any license for use by more than a single entity of any Software unless the End User that is a party to the contract has agreed to pay a fee or fees with respect to each entity's use thereof; (F) any commitment or warranty made or given by the Customer (or a Subsidiary) to design or modify any Software so as to comply with the regulations of any Governmental Body; or (G) any restrictions on the ability of the Company (or its Subsidiaries) to increase the fees for maintenance of any Software applicable to a period beyond the period specified in the contract during which the End User that is a party to the such contract is obligated to pay maintenance fees. Except as expressly set forth in Section 4(p) of the Disclosure Schedule, there are no provisions in any current End User License that differ from the standard forms thereof provided to Buyer that would materially and adversely affect the enforceability thereof, or the potential liability of the Company for warranty or similar claims. Except as expressly set forth in Section 4(p) of the Disclosure Schedule, there are no oral agreements or side letters with End Users that vary the terms of the End User Licenses.

                  (v) Section 4(p) also  contains a list of the top  twenty-five
         (25) clients or customers (licensees) of the Company and its Subsidiaries (determined by revenues generated by the Company and its Subsidiaries during the period commencing on January 1, 1994 and ending on the Most Recent Balance Sheet Date) (the "Clients"). Except as set forth in Section 4(p) of the Disclosure Schedule, the Company has not received notice that any of the Clients intends to discontinue use of the Software or terminate the maintenance services of the Company (or its Subsidiaries) or in any other manner materially alter their relationship with the Company (or its Subsidiaries).

                  (vi) The  Commitment  Schedule to be provided by Sellers under
         Section 7(a)(xviii) shall be complete and accurate in all material respects.

         (q) Notes and Accounts Receivable. All notes and accounts receivable of the Company and its Subsidiaries that are reflected on the Most Recent Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Most Recent Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice (subject to GAAP adjustments) and GAAP, and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the accounts receivable as of the Closing Date than the reserve reflected in the Most Recent Balance Sheet represented of the accounts receivable reflected therein and will not represent a material adverse change in composition of such accounts receivable in terms of aging). Except as set forth in Section 4(q) of the Disclosure Schedule, there is no contest, claim, or asserted right of set-off other than returns in the ordinary course of business in any agreement with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
Section 4(q) of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the Most Recent Balance Sheet Date, which list sets forth the aging of such Accounts Receivable. Section 4(q) of the Disclosure Schedule sets forth fees and disbursements accrued but not yet billed by the Company (or its Subsidiaries) as of the Most Recent Balance Sheet Date ("Accrued Fees"). Except as set forth in Section 4(q) of the Disclosure Schedule, to the knowledge of the Company and the Sellers, all of the Accrued Fees are billable and collectible by the Company (or its Subsidiaries) net of an amount equal to the standard reserve percentage for such accounts in the Company's books and records.

         (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Company and its Subsidiaries.

         (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth a schedule of all insurance policies maintained by the Company and its Subsidiaries, during the past five (5) years, copies of which have been provided or made available to the Buyer, together with a description of the claims and settlement history of the Company and its Subsidiaries. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding and enforceable in accordance with its terms, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Company and its Subsidiaries nor to the Knowledge of the Sellers and the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no Basis exists which, with or without notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof.

         (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which any of the Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of any of the Sellers and the directors and officers (and employees responsible for litigation matters) of the Company and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any Governmental Body or before any arbitrator. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Company and its Subsidiaries has any Knowledge of any Basis for any other such action, suit, proceeding, hearing, or investigation against any of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any outstanding injunction, judgment, order, decree, ruling, or charge to which it is a party.

         (u) Product Warranty. Each product and service manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries has been in material conformity with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

         (v) Product Liability. None of the Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property, software, hardware or data, as a result of the ownership, possession, or use of any product or service manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries, subject only to the reserve for product liability claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

         (w) Employees. None of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Company and its Subsidiaries has or has had a workers' council, nor has the Company or any Subsidiary received a notice or request to establish a workers' council. None of the Company and its Subsidiaries has committed any unfair labor practice. None of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company or its Subsidiaries. Section 4(w) of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company and each of its Subsidiaries, including each employee on leave of absence or layoff status: name; hire date; job title; current compensation paid or payable and any change in compensation since the Most Recent Balance Sheet Date; vacation accrued; eligibility for additional benefits or compensation; and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan.

         (x)      Employee Benefits.

                  (i) Section 4(x) of the Disclosure Schedule lists each current Employee Benefit Plan that any of the Company or its Subsidiaries maintains or to which any of the Company or its Subsidiaries contributes (and any terminated Employee Benefit Plan under which the Company or a Subsidiary has continuing obligations or Liabilities).

                           (A) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form in all material respects, and has been operated and administered in all material respects in compliance, with applicable requirements of ERISA, the Code, and other applicable Legal Requirements.

                           (B) All reports and  descriptions  have been filed or
                  distributed appropriately with respect to each such Employee Benefit Plan in compliance with all Legal Requirements.

                           (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries and reflected in the Most Recent Balance Sheet.

                           (D) The Sellers have  delivered to the Buyer  correct
                  and complete copies of the plan documents and summary plan descriptions, the most recent determination letter(s) received from the Internal Revenue Service, the most recent report(s), and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                           (E) There have been no Prohibited  Transactions  with
                  respect to any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to any such Employee Benefit Plan or any fiduciary thereof (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries, threatened. None of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                  (ii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) entitle any employee or director of the Company or any of its Subsidiaries to any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise), directly or indirectly; (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase any amount payable or trigger any other material obligation pursuant to, any Employee Benefit Plan; or (iii) result in any breach or violation of, or any default under, any Employee Benefit Plan.

         (y) Guaranties. None of the Company and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (z) Environment, Health, and Safety. Each of the Company and its Subsidiaries has complied in all material respects with all Environmental, Health, and Safety Laws. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced (or to the Knowledge of Sellers and the Company threatened) against any of them alleging any failure so to comply and none of the Company and its Subsidiaries has any Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any other reason under any Environmental, Health, and Safety Law.

         (aa) Certain Business Relationships with the Company and Its Subsidiaries. Except as set forth in the Disclosure Schedule, the Sellers and the directors and officers of the Company and its Subsidiaries do not have any ownership interest in any of the assets used by the Company or its Subsidiaries in its business and, to the Company's and the Sellers' Knowledge, do not own any interest in any Person that has (i) had material business dealings or a material financial interest in any transaction with the Company or its Subsidiaries, except for ownership of less than ten percent (10%) of the outstanding capital stock of such Person that is publicly traded on any recognized exchange or in the over-the-counter market, or (ii) engaged in direct competition with the Company, or its Subsidiaries, with respect to any line of products or services of the Company, or its Subsidiaries (a "Competing Business"), in any market currently served by the Company or its Subsidiaries, except for less than ten percent (10%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Section 4(aa) of the Disclosure Schedule, no Seller or director of the Company or its Subsidiaries or any of their respective Affiliates is a party to any contract with, or has any claim or right against the Company or its Subsidiaries. Effective upon the Closing, there shall be no legal relationship or obligation between the Sellers or their Affiliates, on the one hand, and the Company or its Subsidiaries, on the other hand, except for relationships and obligations expressly set forth in this Agreement.

         (bb) Certain Payments. Neither the Company, any of its Subsidiaries, nor, to the Company's or the Sellers' Knowledge, any director, officer, agent, or employee of the Company or its Subsidiaries or any other Person associated with or acting for or on behalf of the Company or its Subsidiaries, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to pay for favorable treatment for business secured, (ii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its Subsidiaries or an Affiliate of the Company or any of its Subsidiaries, or
(iii) in violation of any Legal Requirements.

         (cc) Bank Accounts. Section 4(cc) of the Disclosure Schedule contains a complete and accurate list of each bank or other depository institution at which the Company and its Subsidiaries have an account or safe deposit box, the number of each such account or box, and the names of all persons authorized to draw on such accounts or to have access to such boxes.

         (dd) Disclosure. No representation or warranty of the Company or the Sellers in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 5 when taken together with the disclosure described in the preceding sentence will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading. The Company and the Sellers have no Knowledge of any fact that has specific application to the Company or its Subsidiaries (other than general economic or industry conditions) and that materially and adversely affects the assets or the business, prospects, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole, that has not been set forth in this Agreement or the Disclosure Schedule, and have informed the Buyer of all matters relevant for the assertion of the financial and business situation ("Vermogens- und Ertragslage") of the Company and its Subsidiaries.

5.       PRE-CLOSING COVENANTS.

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         (b) Notices and Consents. The Sellers will cause each of the Company and its Subsidiaries to give any notices to third parties, and will cause each of the Company and its Subsidiaries to use its best efforts to obtain any third-party authorizations, consents and approvals, that the Buyer reasonably may request in connection with the matters referred to in Section 4(d) above. Each of the Parties will (and the Sellers will cause each of the Company and its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Bodies in connection with the matters referred to in Section 3(a)(ii)-(iii),
Section 3(b)(ii)-(iii), and Section 4(d) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Sellers will cause each of the Company and its Subsidiaries to file) any material that all of them may be required to file with the German Cartel Office.

         (c) Operation of Business. The Sellers will not cause or permit any of the Company and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will: (A) not cause or permit any of the Company and its Subsidiaries to engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(i) above; (B) use their reasonable best efforts to maintain the properties of the Company and its Subsidiaries in substantially the same working order and condition as such properties are in as of the date of this Agreement, reasonable wear and tear excepted; (C) use their reasonable best efforts to keep in force at no less than their present limits all existing policies of insurance or comparable replacements thereof insuring the Company, the Subsidiaries and their respective properties; and (D) not change the amortization or capitalization policies for Software or otherwise make any changes in the accounting policies of the Company and the Subsidiaries except to conform to German generally accepted accounting policies, with respect to the Company's statutory accounts, to United Kingdom generally accepted accounting practice. with respect to any United Kingdom Subsidiary's statutory accounts, or to GAAP.

         (d) Preservation of Business. The Sellers will use best efforts to cause each of the Company and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) Full Access; Due Diligence. Each of the Sellers will permit, and the Sellers will cause each of the Company and its Subsidiaries to permit, representatives of the Buyer to have adequate access at all reasonable times upon not less than 48 hours prior notice, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries solely for purposes of carrying out Buyer's due diligence procedures in accordance with this Agreement. The Sellers shall, and shall cause the Company to, use best efforts to cooperate with and assist the Buyer's due diligence investigation. The Buyer shall use its best efforts to complete its due diligence investigation as expeditiously as reasonably practicable and shall cause its employees and agents to perform such due diligence investigation in a manner that limits to the extent reasonably practicable any disruption to the business and operations of the Company and its Subsidiaries.

         (f) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 above. Any disclosure by any Party pursuant to this Section 5(f) prior to Closing, if accepted in writing by the other Parties, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule and to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) Exclusivity.

                  (i) Until the Termination Date the Sellers will not and will cause the Company not to, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the acquisition of the Company Shares or the Company, any of its Subsidiaries or their respective assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of products and services in the Ordinary Course of Business), including without limitation the proposed Morgan Stanley transaction considered by the Company prior to the execution of this Agreement.

                  (ii) The Sellers will promptly notify the Buyer regarding any contact between the Sellers, the Company, any of its Subsidiaries or their respective representatives and any other person regarding any such offer or proposal or any related inquiry.

         (h) Bonuses of Individual Sellers. The Individual Sellers who are Managing Directors of the Company shall be entitled to receive from the Company, prior to the Closing, their bonuses with respect to fiscal year 1995 in the amount of DM 60,000 each. Such Individual Sellers agree to forego and hereby expressly waive their rights to receive (whether pursuant to their respective employment agreements or otherwise) any bonuses from the Company or the Subsidiaries with respect to fiscal year 1996.

         (i) Product Action Plan. Sellers shall cause the Company and its Subsidiaries to use best efforts to timely accomplish the goals of the Product Action Plan scheduled for completion prior to the Closing.

         (j) Conversion of Financial Statements to GAAP. Sellers agree to cause the Company, and to cause the Company's independent accountants, to cooperate with Buyer and its independent accountants to restate the Financial Statements described in Section 4(h) in accordance with GAAP, consistently applied (the "Converted Financial Statements"), with such adjustments as Buyer's independent accountants shall deem necessary or advisable, and to deliver the following Converted Financial Statements, conforming to the requirements of Form 8-K and Regulation S-X promulgated by the SEC, to Buyer no later than November 22, 1996:
(A) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994, and December 31, 1995, (B) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the nine (9) months ended September 30, 1996, and (C) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the nine (9) months ended September 30, 1995, for the Company and its Subsidiaries.

         (k) Delivery of Commitment Schedule. Sellers shall deliver to Buyer, no later than 5:00 p.m. (Phoenix, Arizona time) on November 19, 1996, a detailed schedule showing outstanding commitments by the Company and its Subsidiaries for consulting or development work (the "Commitment Schedule"), including for each such project: the identity of the customer; the date the project commenced and the date it is due to be completed; a detailed description of the work to be performed; a description of all oral and written agreements relating to the project; a description of payments received to date as well as anticipated future payments; revenue from the project booked to date and revenue remaining to be booked; estimates of time and cost to complete the project; how the project is staffed; and status of the project to date.


6.       POST-CLOSING COVENANTS.

         The Parties  agree as follows with respect to the period  following the
Closing:

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and its Subsidiaries.

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

         (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company and its Subsidiaries from maintaining the same business relationships with the Company and its Subsidiaries after the Closing as it maintained with the Company and its Subsidiaries prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Company and its Subsidiaries to the Buyer from and after the Closing.

         (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement (or in connection with their employment by the Company), and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in such Seller's possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential
Information to any tribunal that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) Securities Exchange Act Reporting; Shelf Registration Statement. The Buyer agrees that, for so long as any Seller or his or her Affiliate holds shares of Buyer Common Stock acquired under this Agreement, the Buyer will timely file all documents required to be filed by the Buyer under the Securities Exchange Act and use its best efforts to remain a "reporting issuer" (as defined in Regulation S) in order to enable the Sellers to resell such shares of Buyer Common Stock in accordance with the requirements of Regulation S. If, for any reason, the Sellers are unable at any time after the expiration of any applicable lock-up period imposed by the Lock-Up and Pledge Agreement to avail themselves of the provisions of Regulation S in order to sell such shares (including, without limitation, the adoption of amendments to Regulation S that restrict the ability of the Sellers to sell such shares), then the Buyer shall
(A) use its best efforts to file, as promptly as possible, a "shelf" registration statement with respect to such shares to permit the resale of such shares in accordance with Rule 415 under the Securities Act, (B) pay all costs and expenses incident to such registration, (C) maintain such registration statement in effect for a period of at least two years from the date on which it is declared effective (or, if shorter, either the period during which the Sellers own any such shares or the period until the Sellers satisfy the holding period requirements pursuant to Rule 144(d) under the Securities Act) and (D) within ten (10) business days after written request from a Seller holding shares subject to such registration statement, update the registration statement to include any information relating to or necessary for the distribution of such shares.

7.       CONDITIONS TO OBLIGATION TO CLOSE.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) the Sellers, the Company and its Subsidiaries shall have procured all of the third party consents specified in Section 5(b) above to be procured by them, including but not limited to obtaining the appropriate waivers of change in control provisions from landlords of real property leased by the Company in Chemnitz and Gemering, Germany;

                  (iv) no  action,  suit,  or  proceeding  shall be  pending  or threatened before any court or quasi-judicial or administrative agency of any Governmental Body or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Company Shares and to control the Company and its Subsidiaries, or (D) affect adversely the right of any of the Company and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v)  the  Sellers   shall  have   delivered  to  the  Buyer  a
         certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                  (vi) the Parties, the Company, and its Subsidiaries shall have received all authorizations, consents, and approvals of Governmental Bodies referred to in Section 3(a)(ii)-(iii), Section 3(b)(ii)-(iii), and Section 4(d) above;

                  (vii) each of Werner Dreesbach and Christoph Rottger shall have duly terminated their respective employment agreements with the Company, without liability of the Company or the Buyer, and shall have entered into a written employment agreement with the Company on terms and conditions consistent with this Agreement and mutually satisfactory to the Parties (each, an "Employment Agreement") and the same shall be in full force and effect;

                  (viii) substantially all of the twenty (20) top key employees of the Company (as mutually determined by the Parties prior to the Closing) shall have entered into employment arrangements, satisfactory to the Buyer, on terms and conditions substantially the same as those terms, conditions, and compensation currently enjoyed by such key employees;

                  (ix) each of the Individual Sellers shall have initially pledged sixty-five percent (65%) of the Buyer Common Stock issued to such Seller at the Closing to secure his or her indemnification obligations under Section 8 pursuant to a separate agreement (the "Lock-Up and Pledge Agreement") with the Buyer in form and substance as set forth in Exhibit C, and the same shall be in full force and effect;

                  (x) Sellers shall have duly signed the Notarial Deed;

                  (xi) the Buyer shall have completed its due diligence investigation, the results of which shall be reasonably satisfactory to the Buyer and which investigation shall not have disclosed any material adverse event, condition or facts with respect to the Company, its business, assets, financial condition or prospects not already fully reflected in the Financial Statements and the Disclosure Schedule;

                  (xii) the Buyer's independent accountants shall have advised the Buyer regarding the accounting treatment of the transactions contemplated by this Agreement, which shall be satisfactory to the Buyer in its discretion;

                  (xiii) the Buyer shall have received an affirmative fairness opinion from Wessels, Arnold & Henderson reasonably satisfactory to the Buyer and its Board of Directors;

                  (xiv) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company and its Subsidiaries other than those whom the Buyer shall have specified in writing to Sellers at least ten (10) business days prior to the Closing Date;

                  (xv) the Buyer's Board of Directors shall have formally approved and authorized the Closing of the transactions contemplated by this Agreement;

                  (xvi) the Buyer shall have received opinions from German, United Kingdom and United States counsel to the Sellers, in form and substance reasonably satisfactory to Buyer, addressed to the Buyer, and dated as of the Closing Date;

                  (xvii) the Buyer shall have received the Converted Financial Statements at least ten days prior to the Closing Date;

                  (xviii) the Buyer shall have received from Sellers, no later than 5:00 p.m. (Phoenix, Arizona time) on November 19, 1996, the Commitment Schedule.

                  (xix) no material adverse change in the business, financial condition or prospects of the Company and the Subsidiaries, taken as a whole, shall have occurred from September 30, 1996 through the Closing Date; and

                  (xx) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) the Buyer shall have procured all of the third party authorizations, consents and approvals specified in Section 5(b) above to be procured by the Buyer;

                  (iv) no  action,  suit,  or  proceeding  shall be  pending  or threatened before any court or quasi-judicial or administrative agency of any Governmental Body or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v)  the  Buyer  shall  have   delivered   to  the  Sellers  a
         certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iv) is satisfied in all respects;

                  (vi) the Parties, the Company, and its Subsidiaries shall have received all authorizations, consents, and approvals of Governmental Bodies referred to in Section 3(a)(ii)-(iii), Section 3(b)(ii)-(iii), and Section 4(d) above;

                  (vii) the Company shall have entered into an Employment Agreement with each of Werner Dreesbach and Christoph Rottger, and the same shall be in full force and effect;

                  (viii) no material adverse change in the business, financial condition or prospects of the Buyer shall have occurred from September 30, 1996 through the Closing Date;

                  (ix) there shall not have occurred since the date of this Agreement a halt or suspension in trading of the Buyer Common Shares on The Nasdaq Stock Market (other than ordinary suspensions of not more than one (1) day's duration to facilitate dissemination of material information to the public or any other halt or suspension that shall not materially and adversely effect the trading market or value of the Buyer's Common Stock) or a halt or suspension generally of trading on any national stock exchange or market in the United States.

                  (x) the Sellers shall have received from outside counsel to the Buyer an opinion of counsel, in form and substance reasonably satisfactory to the Sellers' Representative, addressed to the Sellers, and dated as of the Closing Date; and

                  (xi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may jointly waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

8.       REMEDIES FOR BREACHES OF THIS AGREEMENT

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Sellers contained in Section 4(a)-(k) and Section 4(m)-(w) and 4(y)-(dd) shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter. All of the representations and warranties of the Buyer contained in Section 3(b) shall survive the Closing hereunder (even if the Sellers knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter. All of the other representations and warranties of the Parties contained in this Agreement (including the representations and warranties of the Sellers contained in Sections 3(a), 4(l) and 4(x) above) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until expiration of any applicable statutes of limitations period, as in effect at the Closing Date.

         (b) Indemnification Provisions for Benefit of the Buyer. In the event any of the Sellers breaches any of their representations, warranties, or covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 10(h) below within such survival period, then each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Losses the Buyer suffers through and after the date of the claim for indemnification (including any Losses the Buyer suffers after the end of any applicable survival period) resulting from, arising out of, relating to, or caused by the breach. The obligations of each Individual Seller to indemnify the Buyer pursuant to the provisions of this Section 8 shall be secured for one year from the Closing Date by the pledge to the Buyer of certain shares of Buyer Common Stock issued to such Individual Seller at the Closing pursuant to the Lock-Up and Pledge Agreement.

         (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyer breaches any of its representations, warranties, or covenants contained herein, and, if there is an applicable survival period pursuant to
Section 8(a) above, provided that the Sellers' Representative makes a written claim on behalf of the Sellers for indemnification against the Buyer pursuant to
Section 10(h) below within such survival period, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Losses such Seller may suffer through and after the date of the claim for indemnification (including any Losses the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, or caused by the breach.

         (d) Limitations on Liability. The liability of the Investor for indemnification shall be limited to the amount of the cash consideration received by the Investor pursuant to Section 2(b). The liability of each Individual Seller for indemnification shall be limited to an amount equal to such Individual Seller's pro rata share, based on his or her respective percentage ownership of Company Shares set forth in the Disclosure Schedule, of an amount equal to (i) the market value of the Closing Shares held by such Seller on the date such indemnity obligation is required to be satisfied (including Closing Shares then subject to the Lock-Up and Pledge Agreement), plus (ii) the market value on such date of any Closing Shares previously sold other than in arms'-length transactions, plus (iii) the net sale proceeds received by such Seller from the previous sale of Closing Shares in arms'-length transactions, plus (iv) an amount equal to such Individual Seller's pro rata portion of the cash value specified in Section 2(d) for the Contingent Payments, if any, to the extent paid. Notwithstanding the foregoing provisions, however, the Sellers will have indemnification liability under this Agreement only if and to the extent that the aggregate amount of Losses suffered by the Buyer exceeds an amount equal to $300,000 (excluding for purposes of calculating such $300,000 threshold those Losses ("De Minimis Losses") that result from a single, unrepeated breach of a single representation, warranty, or covenant with respect to which the total amount of Losses resulting from such breach is less than $5,000) (the "Indemnity Threshold"); provided, that after the aggregate amount of Losses suffered by the Buyer exceeds the Indemnity Threshold, all Losses suffered by the Buyer in excess of the Indemnity Threshold (including De Minimis Losses) shall be subject to Sellers' indemnification obligations; and provided, further, that such Indemnity Threshold shall not apply to any Seller's breach of the covenant set forth in
Section 2(a) or any of the representations and warranties set forth in Section 3(a). The liability of the Buyer to each Seller for indemnification shall be limited to an amount equal to such Seller's pro rata portion of the cash value, as of the Closing Date, of the purchase price paid to all of the Sellers for the Company Shares plus the cash value specified in Section 2(d) for the Contingent Payments.

         (e)      Matters Involving Third Parties

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. Any notification made to or by the Sellers, whether as Indemnifying Party or as Indemnified Party, shall be made to or by the Sellers' Representative on behalf of the Sellers.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party suffers resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (D) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(e)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) unless the Third Party Claim can be settled solely for monetary damages, all of which will be paid by the Indemnifying Party, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

                  (iv) In the event any of the conditions specified in Section 8(e)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and (B) the Indemnifying Party will remain responsible for any Losses the Indemnified Party suffers resulting from, arising out of, relating to, or caused by the Third Party Claim to the fullest extent provided in this Section 8. In the event any of conditions (A), (B) or (D) as specified in Section 8(e)(ii) above is or becomes unsatisfied, and the Indemnified Party successfully defends and suffers no Losses in connection with the Third Party Claim, the Indemnifying Party shall pay one-half of the
         Indemnified Party's reasonable attorneys' fees, costs and other expenses incurred by the Indemnified Party in successfully defending the Third Party Claim.

         (f) Adjustments to Purchase Price. All indemnification payments under this Section 8 shall be deemed adjustments to the purchase price.

         (g) Other Indemnification Provisions. The indemnification provisions of this Section 8 are the exclusive remedy of the Parties for breaches of representations, warranties and covenants of the Parties hereunder. Each of the Sellers hereby agrees that such Seller will not make any claim for indemnification or other recovery against any of the Company and its Subsidiaries by reason of the fact that such Seller was a director, officer, shareholder, employee, agent or Affiliate of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for any type of Losses or otherwise and whether such claim is pursuant to any statute, Organizational Document, policy, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether any of the foregoing is pursuant to this Agreement, applicable law or otherwise), and each of the Sellers hereby waives any and all rights to any of the foregoing.

         (h) Appointment of Sellers' Representative.

                  (i) In order to efficiently administer the defense and/or settlement of any claims for which the Sellers may be required to indemnify the Buyer pursuant to Section 2 and this Section 8, the Sellers hereby designate Christoph Rottger as their representative (the "Sellers' Representative").

                  (ii) The Sellers hereby authorize the Sellers'  Representative
         (A) to give and receive all notices required to be given under this Agreement and (B) to take any and all additional action as is contemplated to be taken by or on behalf of the Sellers by the terms of this Section 8.

                  (iii) In the event that the Sellers' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the remaining Sellers shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Sellers' Representative for all purposes of this Agreement.

                  (iv) All decisions and actions by the Sellers' Representative, including, without limitation the defense or settlement of any claims for which the Sellers may be required to indemnify the Buyer pursuant to this Section 8, shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

                  (v) By their execution of this Agreement, the Sellers agree that: (A) the Buyer shall be able to rely conclusively on the instructions and decisions of the Sellers' Representative as to the settlement of any claims for indemnification by the Buyer pursuant to this Section 8 or any other actions required to be taken by the Sellers' Representative under this Agreement, and no party hereunder shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Sellers' Representative; (B) all actions, decisions and instructions of the Sellers' Representative shall be conclusive and binding upon all of the Sellers and no Seller shall have any cause of action against the Sellers' Representative for any action taken, decision made or instruction given by the Sellers' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Sellers' Representative; (C) the provisions of this Subsection 8(h) are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the transactions contemplated by this Agreement; (D) the provisions of this Subsection 8(h) shall be binding upon the executors, heirs, legal representatives and successors of each Seller, and any references in this Agreement to a Seller or the Sellers shall mean and include the successors to the Sellers' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

                  (vi)  All  fees  and   expenses   incurred  by  the   Sellers'
         Representative shall be paid by the Sellers in proportion to their ownership of Company Shares.

9.       TERMINATION

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Parties may terminate this Agreement by mutual written consent of the Buyer and all the Sellers at any time prior to the Closing;

                  (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before December 4, 1996, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) the Sellers may terminate this Agreement by giving written notice from all the Sellers to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before December 4, 1996, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach of any representation, warranty or covenant contained in this Agreement which breach was the stated cause for termination of the Agreement).

10.      MISCELLANEOUS.

         (a)      Nature of Certain Obligations

                  (i) The covenants of each of the Sellers in Section 2(a) above concerning the sale of his or its Company Shares to the Buyer and the representations and warranties of each of the Sellers in Section 3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Losses the Buyer may suffer as a result of any breach thereof.

                  (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in
         Section 8 above for the entirety of any Losses the Buyer may suffer as a result of any breach thereof.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of all Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or NASDAQ rules (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties and obtain their comments with respect to the specific terms of such disclosure prior to making the disclosure). Following the Closing, each Party shall be free to make separate statements and comments.

         (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, inducements, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including that certain letter of intent dated September 25, 1996.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of such Party's rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers:                      Christoph Rottger

         R&O Software-Technik GmbH                   Copy to:
         Ludwigstra(beta)e 7, 80539 Munich Germany   David Ayres
                                                     Brobeck Hale and Dorr
                                                     Veritas House, 125 Finsbury Pavement
         If to the Buyer:                            London, EC2A INQ, U.K.
         General Counsel
         VIASOFT, INC.
         3033 No. 44th Street, Suite 101             Copy to:
         Phoenix, Arizona 85018, US.A.               William M. Hardin
                                                     Osborn Maledon, P.A.
                                                     2929 No. Central Ave., Suite 2100
                                                     Phoenix, Arizona 85012, U.S.A.

         If to the Process Agent:
         CT Corporation Systems
         1209 Orange Street
         Wilmington, DE 19801

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware and the United States without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware and the United States.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of representation, warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. The Buyer shall pay its own expenses in connection with the transactions contemplated hereby and, in addition, shall pay, at Closing, up to $800,000 in reasonable expenses of the Investor and the Individual Sellers in connection with the transactions contemplated hereby, upon receipt of reasonable documentation of such expenses. In the event this Agreement is terminated for any reason, the Company shall pay the reasonable fees and expenses of the Buyer's and the Company's independent accountants in preparing and assisting the preparation of the Financial Statements. Except as expressly provided in this Section 10(l), each of the Parties, the Company, and its Subsidiaries will bear its own costs and expenses (including any amounts payable to any broker or finder and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers represent, warrant and agree that none of the Company and its Subsidiaries has borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses, accounting fees and expenses in connection with preparation of the Financial Statements, or the fees and expenses of Broadview Associates) in connection with this Agreement or any of the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to a party shall include such party and its predecessors in interest. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Any reference to any Legal Requirement, legal proceeding, concept or matter under the laws of the United States or a State thereof shall where the context so requires or admits be deemed to include a reference to the closest equivalent proceeding, concept or matter in any other relevant jurisdiction.

         (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

         (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints the Delaware office of CT Corporation Systems (the "Process Agent") as such Party's agent to receive on such Party's behalf any process served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in
Section 10(h) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in
Section 10(h) above. Nothing in this Section 10(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. DUE TO THE COMPLEXITY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT A TRIAL BEFORE A

JUDGE IS MORE APPROPRIATE THAN A TRIAL BEFORE A JURY AND HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY SUIT INVOLVING THE ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT OR ANY OF THE DOCUMENTS CONTEMPLATED HEREBY, AND GRANT THE JUDGE PRESIDING OVER ANY SUCH SUIT FULL POWER AND AUTHORITY TO DETERMINE ALL QUESTIONS OF FACT. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any court by suit on the judgment or in any other manner provided by law or at equity.
                                   * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                       VIASOFT, INC.

                       By:/s/ Michael A. Wolf
                          ------------------------------------------------------
                       Title:Executive Vice President & Chief Technology Officer
                             ---------------------------------------------------


                       LfA-Gesellschaft fur Vermogensverwaltung mbH (LfA-GV)

                       By: /s/ Radler                            /s/ Linder
                           -----------------------------------------------------
                       Title: Geschaftsfuhrer                 Geschaftsfuhrer
                              --------------------------------------------------


                       /s/ Werner Dreesbach
                       ---------------------------------------------------------
                       Werner Dreesbach

                       /s/ Elga Dreesbach
                       ---------------------------------------------------------
                       Elga Dreesbach

                       /s/ Christoph Rottger
                       ---------------------------------------------------------
                       Christoph Rottger

                       /s/ Christoph Rottger
                       ---------------------------------------------------------
                       Valerie Rottger (by Christoph Rottger
                       pursuant to power of attorney)

                                    EXHIBIT A


                                    SOFTWARE

List of Software
----------------

ARIS-Interface           Interface to ARIS modeling tool
COBCHECK                 Source code scanner for loading COBOL definitions
GENCOB                   Data structure generator for COBOL definitions
GENPL1                   Data structure generator for PL/1 definitions
openADW                  Interface to ADW
ORACBUS/ORACLEBUS        Interface to Oracle dbms
PBBUS                    Interface to POWERBUILDER
ROCHADE-CLIENT           ROCHADE repository client
ROCHADE-SERVER           ROCHADE repository server
AUTOPILOT                ROCHADE User Interface
ROCHADEgraphic           Graphical Front End Visualization Tool
SCANASM/SCANASS          Source code scanner for loading MVS/Assembler defs.
SCANBS2                  Source code scanner for loading BS2000 Job Control
SCANCOPY                 Source code scanner for loading COBOL copybooks
SYBASEBUS/SYBUS          Interface to SYBASE dbms


List of all other software products
-----------------------------------

Reischmann Components    Description
ADWBUS                   Interface to ADW
BACHBUS                  Interface to Bachman Analyst/DBA
DB2BUS                   Interface to IBM DB2dbms
ERWINBUS                 Interface to LogicWorks ERwin
IEFBUS                   Interface to TI IEF tool
IMSBUS                   Interface to IBM IMS dbms
ORACDBUS                 Interface to Oracle Designer/2000 tool
PREDBUS                  Interface to ADABAS/Predict dbms
ROCHBUS                  General Interface Engine
SABUS                    Interface to Systems Architect
SEBUS                    Interface to LBMS Systems Engineer
TEAMBUS                  Interface to CADRE TeamWork
XLBUS                    Interface to InterSolv Excelerator 1.9
XL2BUS                   Interface to InterSolv Excelerator II

                       KPMG DEUTSCHE TREUHAND-GESELLSCHAFT

               Aktiengesellschaft Wirtschaftsprufungsgesellaschaft








                           R & O Software-Technik GmbH
                                and Subsidiaries
                        Consolidated Financial Statements

                                December 31, 1995
                   (With Independent Auditor's Report Thereon)

KPMG DEUTSCHE TREUHAND-GESELLSCHAFT


         Aktiengesellschaft Wirtschaftsprufungsgesellaschaft
         Zweigniedertassung Munchen

         Eiektrastra(beta)e 6   Postfach 81 05 29     Telefon (0 89) 92 82-00
         D-81925 Munchen        D-81905 Munchen       Telefax (0 89) 92 82-20 00


                          Independent Auditors' Report



The Shareholders
R & O Software-Technik GmbH:

We have audited the accompanying consolidated balance sheet of R & O Software-Technik GmbH and subsidiaries as of December 31, 1995 and the related consolidated statement of earnings, accumulated deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material aspects, the financial position of R & O Software-Technik GmbH and subsidiaries as of December 31, 1995 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated balance sheet as of December 31, 1994 and the related consolidated statements of earnings and accumulated deficit for the year then ended were not audited by us and, accordingly, we do not express an opinion on them.



April 15, 1996                      /s/  KPMG DEUTSCHE TREUHAND-GESELLSCHAFT

                      R&O Software-Technik and Subsidiaries
                           Consolidated Balance Sheets
                           December 31, 1995 and 1994



                                                                        1995          1994
                                                                     ------------ -------------
                    Assets                                                         (unaudited)
Current assets:
     Cash                                                          $     532,213       259,529
     Accounts receivable, less allowance for doubtful accounts
          of $ 210,260 in 1995 and $ 93,330 in 1994                    6,899,077     3,435,617
     Other current assets                                                274,215       356,562
     Prepaid expenses                                                     36,186        57,721
                                                                     ------------ -------------
Total current assets                                                   7,741,691     4,109,429
                                                                     ------------ -------------

Property and equipment:
     Computer equipment                                                2,329,758     1,738,301
     Furniture and fixtures                                              411,841       294,080
     Office equipment                                                    364,686       238,660
     Leasehold improvements                                               36,662        15,489
     Other fixed assets                                                  393,293       412,876
                                                                     ------------ -------------
                                                                       3,536,240     2,699,406
     Less accumulated depreciation and amortization                   (2,355,721)   (1,754,360)
                                                                     ------------ -------------
     Net property and equipment                                        1,180,519       945,046
                                                                     ------------ -------------
Other assets, at cost, less accumulated amortization
      of $ 278,315 in 1995 and $ 213,527 in 1994                         131,776       163,404
                                                                     ------------ -------------
                                                                   $   9,053,986     5,217,879
                                                                     ============ =============


                    Liabilities and Shareholder's Equity
Current liabilities:
     Due to banks                                                  $   4,254,624     2,051,898
     Current installments of long-term debt (note 4)                     163,009       163,614
     Accounts payable                                                    510,869       932,380
     Income taxes payable (note 3)                                        72,874       128,516
     Due to shareholders                                                 369,533       416,903
     Accrued expenses and liabilities                                  2,979,817     1,508,096
     Deferred revenue                                                    559,062       470,348
                                                                     ------------ -------------
Total current liabilities                                              8,909,788     5,671,755

Long-term debt, excluding current installments (note 4)                  180,601       320,935
Pension obligations (note 6)                                              74,944        62,311
                                                                     ------------ -------------
Total liabilities                                                      9,165,333     6,055,001
                                                                     ------------ -------------

Commitments and contingencies (note 2)

Stockholders' equity:
     Common stock                                                         32,283        32,283
     Retained earnings                                                  (355,041)     (986,047)
     Foreign currency translation adjustment                             211,411       116,642
                                                                     ------------ -------------
                                                                        (111,347)     (837,122)
                                                                     ------------ -------------
                                                                   $   9,053,986     5,217,879
                                                                     ============ =============

See accompanying notes to consolidated financial statements.

                   R&O Software-Technik GmbH and Subsidiaries
          Consolidated Statements of Operations and Accumulated Deficit
                     Years ended December 31, 1995 and 1994


                                                                                          1995             1994
                                                                                    ----------------- ---------------
                                                                                                       (unaudited)
Revenue (note 5)
     Software licenses, license royalties
     and product-related services                                                 $       19,481,969      14,378,104
                                                                                    ----------------- ---------------
Operating expenses:
     Cost of software licenses and product-related sales and services                     (4,494,013)     (3,609,249)
     General and administrative                                                          (14,128,090)    (10,746,597)
                                                                                    ----------------- ---------------
                                                                                         (18,622,103)    (14,355,846)
                                                                                    ----------------- ---------------
        Operating profit                                                                     859,866          22,258
                                                                                    ----------------- ---------------
Other income/expense:
     Other income                                                                            135,342         180,164
     Interest expense, net                                                                  (227,230)       (148,035)
                                                                                    ----------------- ---------------
                                                                                             (91,888)         32,129
                                                                                    ----------------- ---------------
        Income before income taxes                                                           767,978          54,387
Income taxes                                                                                (136,972)         86,165
                                                                                    ----------------- ---------------
        Net income                                                                           631,006         140,552
Accumulated deficit, beginning of year                                                      -986,047      -1,126,599
                                                                                    ----------------- ---------------
Accumulated deficit, end of year                                                  $         -355,041        -986,047
                                                                                    ================= ===============

See accompanying notes to consolidated financial statements.

                   R&O Software-Technik GmbH and Subsidiaries
                      Consolidated Statement of Cash Flows
                      for the year ended December 31, 1995

                                                                                                    1995
                                                                                                -------------
                                                                                                    US-$
Cash flows from operating activities:
     Net profit                                                                                      631,006
     Adjustments to reconcile net profit to net cash provided
     by operating activities:
        Depreciation and amortization                                                                571,848
        Gain on disposal of fixed assets                                                              -3,606
        Changes in operating assets and liabilities:
            Trade receivables, net                                                                -3,251,654
            Other current assets                                                                      98,041
            Prepaid expenses                                                                          29,696
            Accounts payable                                                                        -442,560
            Income taxes payable                                                                     -66,076
            Accrued expenses and liabilities                                                       1,374,808
            Deferred revenue                                                                          88,714
                                                                                                -------------
                Net cash provided by operating activities                                           -969,783
                                                                                                -------------
Cash flows from investing activities:
     Capital expenditures                                                                           -732,471
     Proceeds from sale of fixed assets                                                               12,004
                                                                                                -------------
                Net cash used in investing activities                                               -720,467
                                                                                                -------------
Cash flows from financing activities:
     Proceeds from net borrowings under line-of-credit agreements                                  2,008,563
     Increase in pension liability                                                                     7,401
     Decrease in long-term debt                                                                     -162,736
     Decrease of liabilities to shereholders                                                         -81,802
                                                                                                -------------
                Net cash provided by financing activities                                          1,771,426
                                                                                                -------------
Effect of exchange rate changes on consolidation adjustments                                         181,071
Effect of exchange rate changes on cash                                                               10,437
                                                                                                -------------
Increase in cash                                                                                     272,684
Cash, beginning of year                                                                              259,529
                                                                                                -------------
Cash, end of year                                                                                    532,213
                                                                                                =============

See accompanying notes to consolidated financial statements.

KPMG DEUTSCHE TREUHAND-GESELLSCHAFT

                            R&O Software-Technik GmbH
                                and Subsidiaries

                   Notes to Consolidated Financial Statements

(1)      Description of Business and Summary of Significant Accounting Policies

(a)      Description of Business

R&O Software Technik GmbH (the "Company") is engaged in the sale and distribution of client/server middleware software products and related consulting services. The Company has subsidiaries in the UK and in the United States, with development activities both in Germany and the United States, and sales activities throughout the world.


(b)      Basis of Presentation

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In 1994, the Parent Company changed its year end from October 31, 1994 to December 31, 1994. For comparative purposes, the Company restated the 1994 financial results in order to provide a full-year, calendar basis consolidated balance sheet and income statement ending December 31, 1994. This information has not been audited.


(c)      Principles of Consolidation

The consolidated financial statements include the financial statements of R&O Software Technik GmbH, and its two wholly owned subsidiaries. All significant intercompany balances and transactions have been estimated in consolidation.

R&O Holdings, Inc. is the U.S. based wholly owned subsidiary and R&O (UK) Limited is the UK based wholly owned subsidiary of the Company.


(d)      Cash Equivalents

The  Company   considers  all  highly  liquid  debt  instruments  with  original maturities of three months or less to be cash equivalents.
                                      -1-
                                                                     (continued)

KPMG DEUTSCHE TREUHAND-GESELLSCHAFT

                            R&O Software-Technik GmbH
                                and Subsidiaries

                   Notes to Consolidated Financial Statements

(e)      Revenue Recognition

The Company recognizes revenues from sales of software licenses upon satisfaction of all of the following criteria: signing of the license agreement, delivery and installation of the software and when no contractual terms remain unsatisfied. The Company recognizes sublicense royalties upon delivery of the software to the end user. Related revenues from post-contract customer support agreements are recognized ratably over the terms of the agreements. Revenues from consulting and training are recognized as the services are performed.


(f)      Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. R&O Software-Technik GmbH, and its subsidiaries compute depreciation using straight-line as well as accelerated methods over the estimated useful lives of the assets ranging from three to ten years.


(g)      Other Assets

Other assets mainly comprise computer software which is amortized on the straight line basis over three to five years.


(h)      Income Taxes

The Company accounts for income taxes under the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.


(i)      Foreign Currencies

Foreign currency transactions are translated at rates which approximate those prevailing at the date of the transaction. Foreign currency balances have been translated into US-$ at rates of exchange in effect at balance sheet date. Resulting gains or losses are taken to income. The
                                      -2-
                                                                     (continued)

KPMG DEUTSCHE TREUHAND-GESELLSCHAFT

                           R & O Software-Technik GmbH
                                and Subsidiaries

                   Notes to Consolidated Financial Statements


Company  considers  its  functional   currency  being  the  Deutsche  Mark.  The
translation of the consolidated financial statements into US-$ was made in accordance with FAS 52.


(2)      Commitments and Contingencies

The Company leases office facilities, furniture and equipment under operating leases with remaining terms of up to ten years. Future minimum lease payments under noncancelable operating leases are as follows:

           Year ending December 31:
                     1996                                      $  813,077
                     1997                                         768,342
                     1998                                         687,850
                     1999                                         549,083
                     2000                                         512,880
                     2001                                         466,566
                     2002                                         423,595
                     2003                                         294,684
                     2004                                         222,704
                     2005                                          68,466
                                                               ----------
         Total minimum lease payments                          $4,807,247
                                                               ==========

Rent expense under operating leases was $608,460 in 1995 and $457,140 in 1994.

A suit has been filed against R&O Holdings, Inc. whereby a customer is seeking a refund of $150,000 paid pursuant to a contract. The Company is attempting to negotiate a settlement with this customer. While it is not possible to predict the outcome of this claim, management believes that the ultimate resolution of the matter will not have a material adverse effect on the results of operations or financial position of the Company.


(3)      Income Taxes

Income tax expenses for the years ending December 31, 1995 and 1994 consist of:
                                      -3-
                                                                     (continued)

KPMG DEUTSCHE TREUHAND-GESELLSCHAFT

                            R&O Software-Technik GmbH
                                and Subsidiaries

                   Notes to Consolidated Financial Statements


                                               Current      Deferred     Total
                                               -------      --------     -----
           1995:
           German federal income tax           $136,972        ---      136,972

           1994:
           German federal income tax credit    $(86,165)       ---      (86,165)

The tax effects of temporary differences that give rise to net deferred tax assets at December 31, 1995 and 1994 are net operating losses and differences due to the utilization by R&O Holdings, Inc. of the cash basis of accounting for tax purposes. R&O Holdings, Inc. records a valuation allowance against its deferred tax assets due to the uncertainty surrounding their realization. This valuation allowance was $1,153,000 and $786,595 at December 31, 1995 and 1994, respectively.

As of December 31, 1995, R&O Holdings, Inc. has net operating loss carryforwards of $53,000 for income tax purposes. Should a greater than 50% change in ownership occur during a three-year period, the utilization of the net operating loss carryforward will be subject to limitations.


(4)      Long-term Debt

Long-term debt at December 31, 1995 and 1994 consists of the following:

                                   Interest
                                   Rate p.a.       1995            1994
                                   ---------       ----            ----
IBM Deutschland Kreditbank         10.1-10.3%    $177,369        250,818
Deutsche Bank AG                        7.05%       8,358         30,269
Deutsche Band AG                        9.45%      11,025         27,622
Deutsche Bank AG                         7.5%      34,980         32,280
Deutsche Bank AG                         6.8%      69,784         87,080
Lombard North Central Plc             16.675%      13,936         17,792
Master Finance                        15.729%      14,932         20,453
Master Finance                        15.729%      13,226         18,235
                                                 --------         ------
     Total long-term debt                         343,610        484,549
Less current installments                         163,009        163,614
                                                 --------        -------
Long-term debt excluding current
    installments                                 $180,601        320,935
                                                 ========        =======

The various debt agreements are secured by computer equipment and automobiles.
                                      -4-
                                                                     (continued)

KPMG DEUTSCHE TREUHAND-GESELLSCHAFT

                            R&O Software-Technik GmbH
                                and Subsidiaries

                   Notes to Consolidated Financial Statements

The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1995 are as follows:

         1996                       $  163,009
         1997                          135,397
         1998                           18,969
         1999                            3,498
         2000                       $    3,498


(5)      Significant Customers

Three customers accounted for approximately 41% of the revenues in 1995. (Comparable figures for 1994 are not available.) Seven customers accounted for approximately 60% of accounts receivable at December 31, 1995.


(6)      Pensions and Other Retirement Benefits

R&O Software-Technik GmbH has non-contributory, unfunded, defined benefit pension agreements covering the two Managing Directors. The pensions are generally paid from the time the managing director retires (at the age of 65) until death. The Company made annual contributions to the plan as follows: 1995, $7,401; 1994, $1,416.

The Company did not provide a calculation of these pension commitments according to SFAS No. 87. However, the effect, if any, on the financial statements, results of operations and cash flows are considered as immaterial.

On January 1, 1994, R&O Holdings, Inc. & subsidiary adopted a 401(k) Plan ("the Plan") which covers substantially all of its employees. The Plan allows employees to defer a percentage of their annual salary. The Company matches 100% of the first 2.5% of employee contributions. Vesting of the Company's contributions occurs in 20% increments with 100% vesting after 6 years of service. The Company is the trustee of the Plan and pays all services and expenses. The Company incurred expenses of $31,000 in 1995, and $30,000 in 1994, for matching contributions and expenses for the Plan.
                                      -5-
                                                                     (continued)

KPMG DEUTSCHE TREUHAND-GESELLSCHAFT

                           R & O Software-Technik GmbH
                                and Subsidiaries

                   Notes to Consolidated Financial Statements

(7)      Cash Flow Information

The following amounts were paid in 1995:

         Interest                   $ 229,251
         Income taxes               $  72,927

                       STOCK LOCK-UP AND PLEDGE AGREEMENT


         This STOCK LOCK-UP AND PLEDGE AGREEMENT (the "Agreement") is dated _______________, 1996 (the "Effective Date"), and made by [Individual Seller #1] ("Pledgor"), in favor of VIASOFT, INC. (the "Buyer").


         RECITALS:

         A. Pledgor, [Individual Seller #2], [Individual Seller #3], [Individual Seller #4], and LfA-Gesellschaft fur Vermogensverwaltung mbH (LfA-GV) (Pledgor and the foregoing persons and entity are hereafter collectively referred to as the "Sellers"), and the Buyer have entered into a Stock Purchase Agreement dated November 11, 1996 (said agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Stock Purchase Agreement"), under the terms of which Pledgor and the other Sellers have agreed to sell, and the Buyer has agreed to purchase, all of the Pledgor's and the other Sellers' capital stock of Rottger &Osterberg Software-Technik GmbH, a limited liability company organized under the laws of Germany (the "Company").

         B. In exchange for the capital stock of the Company held by Pledgor, the Buyer has agreed to issue to Pledgor ________________ (_____) shares of the Buyer's Common Stock, US $0.001 par value (the "Buyer Common Stock"), among other consideration.

         C. Pledgor has agreed to pledge a portion of the Buyer Common Stock to secure the obligations of the Pledgor pursuant to the Stock Purchase Agreement, and has also agreed that it is a condition precedent to the Buyer's purchase of the Pledgor's and other Sellers' capital stock in the Company that the Pledgor shall have executed and delivered this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Pledgor hereby agrees with the Buyer as follows:

         SECTION 1. Pledge. Pledgor hereby pledges to the Buyer and grants to the Buyer a security interest in ___________ (_________) shares of Buyer Common Stock (the "Pledged Shares"), and the certificates representing the Pledged Shares, and the additional collateral, if any, specified in Section 6(a)(ii) below (collectively, the "Pledged Collateral").

         SECTION 2. Security for Obligations. This Agreement secures the satisfaction, payment and performance of the indemnification obligations of Pledgor set forth in Section 8 of the Stock Purchase Agreement ("Obligations").

         SECTION 3. Delivery of Pledged Collateral. All certificates representing the Pledged Collateral shall be delivered to and held by or on behalf of the Buyer pursuant hereto (until released in accordance with Section
7) and shall be duly executed in blank or accompanied by stock powers duly executed in blank. If any Event of Default shall occur, the Buyer shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of the Buyer or any of its nominees any or all of the Pledged Collateral (except for Pledged Collateral in excess of the amount of the Pledgor's unsatisfied Obligation, as provided in Section 7). For purposes of this Agreement, "Event of Default" means any default by Pledgor of its Obligations, and the failure to cure the same within ten (10) days after written notice of such default. If, following the occurrence of any Event of Default, the Buyer transfers to itself or its nominee, or sells or otherwise executes upon fewer than all of the Pledged Shares, it agrees that it will transfer, sell or otherwise execute upon, on a pro rata basis, Pledged Shares and shares of Buyer Common Stock held under similar agreements, dated the date hereof, between the Buyer and the other Individual Sellers who are parties to the Purchase Agreement (the "Other Pledge Agreements"). If the Buyer is unable to exercise its rights under this Agreement or under any Other Pledge Agreement in full and, as a result, is unable to transfer, sell or execute upon Pledged Shares held hereunder or shares of Buyer Common Stock held under any Other Pledge Agreement on a pro rata basis, it shall nevertheless transfer, sell or execute upon, as nearly as possible on a pro rata basis, Pledged Shares held hereunder and shares of Buyer Common Stock held under all Other Pledge Agreements under which it can exercise its rights in full.

         SECTION 4. Representations and Warranties. Pledgor represents and warrants as follows:

         (a) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

         (b) Pledgor is the legal and beneficial owner of the Pledged Shares free and clear of any lien, security interest, option or other charge or encumbrance except for the encumbrances and security interests created by the Stock Purchase Agreement or this Agreement.

         (c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by the Buyer of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

         SECTION 5. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Buyer may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Buyer to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         SECTION 6. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

         (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose;

         (ii) Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments and distributions paid in respect of the Pledged Collateral, provided, however, that any and all (A) capital stock, other securities or property (other than cash) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) such distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Buyer to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Buyer, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Buyer as Pledged Collateral in the same form as so received (with any necessary endorsement); and

         (iii) the Buyer shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments required for the purpose of enabling Pledgor to exercise the voting and other rights which Pledgor is entitled to exercise pursuant to paragraph (i) above and to receive the distributions or payments which Pledgor is authorized to receive and retain pursuant to paragraph (ii) above.

         (b) Upon the occurrence and during the continuance of an Event of Default all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease (except as respects any Pledged Collateral in excess of the amount of the Pledgor's unsatisfied Obligation, as provided in Section 7), and all such rights shall thereupon become vested in the Buyer who shall thereupon have the sole right to exercise such voting and other consensual rights.

         SECTION 7. Lock-Up of Pledged Collateral; Releases of the Pledged Collateral From Lock-Up and Pledge. Pledgor agrees that it will not, without the prior written consent of the Buyer, which consent may be withheld in the Buyer's sole and complete discretion, (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement and except as permitted under this Section 7. Upon the six-month anniversary of the Effective Date of this Agreement, the Buyer shall release from the security interest of this Agreement and the lock-up provisions of this Section 7 three-thirteenths (3/13ths or 23.08 %) of the Pledged Shares, subject to adjustment for any intervening stock splits, stock dividends, recapitalization or similar event; provided, that if any uncured Event of Default exists on such anniversary date, Buyer shall retain and not release a number of Pledged Shares, the then current market value of which equals (to the nearest share) the amount of the Pledgor's unsatisfied Obligation which is the subject of the Event of Default . Upon the twelve-month anniversary of the Effective Date of this Agreement, the Buyer shall release the remaining Pledged Collateral from the security interest of this Agreement and the lock-up provisions of this
Section 7; provided, that if any uncured Event of Default exists on such anniversary date, Buyer shall retain and not release a number of Pledged Shares, the then current market value of which equals (to the nearest share) the amount of the Pledgor's unsatisfied Obligation which is the subject of the Event of Default. For purposes of this Agreement, "then current market value" means the average closing price on the NASDAQ Stock Market of shares of the Buyer's Common Stock for the seven (7) trading days ending on the date of the Event of Default, with no adjustment in the value of the Pledged Shares on account of any fluctuations in the market price or the value of the Buyer's Common Stock subsequent to such date. The Buyer shall pay to the Pledgor, in cash, the amount by which any partial Pledged Share transferred to the Buyer or its assignee exceeds the amount of the unsatisfied Obligation. Upon the release of Pledged Shares and other Pledged Collateral pursuant to this Section 7, and in the event less than all of any Pledged Collateral is sold or otherwise applied to satisfy any uncured Events of Default, Buyer shall return to Pledgor the released Pledged Shares and all other Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, together with any certificates or instruments representing or evidencing such Pledged Collateral.

         SECTION 8. Buyer Appointed Attorney-in-Fact. Pledgor hereby appoints the Buyer Pledgor's attorney-in-fact with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Buyer's discretion, to take any action and to execute any instrument which the Buyer may deem necessary or advisable to accomplish the purposes of this Agreement.

         SECTION 9. [Intentionally Omitted]

         SECTION 10. [Intentionally Omitted]

         SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

         (a) the Buyer may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Buyer, all the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") in effect in the State of Delaware at that time, and the Buyer may also, without notice except as specified below, take possession of and sell the Pledged Collateral or any part thereof in one or more lots at public or private sale, at any exchange, broker's board or at any of the Buyer's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. The Buyer agrees to provide at least thirty (30) days' notice to Pledgor of the time (which notice shall also include the place) of any public or private sale. The Buyer shall not be obligated to make any sale of Pledged Collateral even if notice of sale has been given. The Buyer may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, with additional notice to Pledgor at least five (5) days prior to sale, be made at the time and place to which it was so adjourned.

         (b) All cash proceeds received by the Buyer in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Buyer, be held by the Buyer and thereafter be applied (after payment of any amounts payable to the Buyer pursuant to Section 13) in whole or in part against, all or any part of the Obligations in such order as the Buyer shall elect. Any surplus of such cash or cash proceeds held by the Buyer and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 12. Cooperation With Sale. If the Buyer shall determine to exercise the Buyer's right to sell all or any of the Pledged Collateral pursuant to Section 11, Pledgor agrees that, upon request of the Buyer, Pledgor will, at its own expense do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law, including, but not limited to, all applicable federal and state securities laws (excluding any public offering).

         SECTION 13. Expenses. Pledgor will upon demand pay to the Buyer the amount of any and all reasonable fees and expenses of the Buyer's counsel which the Buyer may incur in connection with the failure by Pledgor to perform or observe any of the provisions hereof.

         SECTION 14. Security Interest Absolute. All rights of the Buyer and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability of the Stock Purchase Agreement, or any other agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Stock Purchase Agreement or this Agreement;

         (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, or any other obligation of, or security given by, any other obligor with respect to, all or any of the Obligations; or

         (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or Pledgor in respect of this Agreement.

         SECTION 15. Amendments; Waiver; No Assignment. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor here from, shall in any event be effective unless the same shall be in writing and signed by the Buyer and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights and obligations of the parties hereunder may not be transferred or assigned, whether by operation of law or otherwise.

         SECTION 16. Notices. Any notice, request or other communication to any party hereunder shall be in writing, shall be effective on the date when actually received after being sent by international air courier with guaranteed two-day delivery to the addresses set forth below, or to such other addresses which may be specified in writing to all parties hereto as follows:

                  If to Pledgor to:
                                    __________________
                                    __________________
                                    __________________
                                    __________________

                  If to the Buyer to:
                                    __________________
                                    __________________
                                    __________________
                                    __________________

         SECTION 17. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until all of the Pledged Collateral has been either released from the pledge and lock-up provisions pursuant to Section 7 of this Agreement and/or sold or otherwise applied to satisfy any uncured Events of Default, (ii) be binding upon Pledgor, and its successors and assigns, and (iii) inure to the benefit of the Buyer and its successors and assigns.

         SECTION 18. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Unless otherwise defined herein or in the Stock Purchase Agreement, terms defined in
Article 9 of the Uniform Commercial Code in the State of Delaware are used herein as therein defined. All terms defined in the Stock Purchase Agreement and not otherwise defined herein shall have the same meaning herein as therein.

         IN WITNESS WHEREOF, Pledgor has duly executed and delivered this Agreement as of the date first above written.




[Individual Seller #1]                               [Witness]
      "Pledgor"

STATE OF ______________)
                       ) ss.
County of _____________)

         On this, the ____________________ day of December, 1996, before me, the undersigned Notary Public, personally appeared _________________, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                           _____________________________________
                                           Notary Public
My Commission Expires:
                                       7